Exhibit 10.1

LEASE

BETWEEN

THE IRVINE COMPANY LLC

AND

SILICON GRAPHICS INTERNATIONAL CORP

LEASE

THIS LEASE is made as of the 27th day of June, 2013, by and between THE IRVINE COMPANY LLC, a Delaware limited liability company, hereafter called “Landlord,” and SILICON GRAPHICS INTERNATIONAL CORP, a Delaware Corporation, hereafter called “Tenant.”

ARTICLE 1.  BASIC LEASE PROVISIONS

Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.	Tenant’s Trade Name: N/A

2.	Premises:	(The Premises are more particularly described in Section 2.1)

Address of Buildings:	900 N. McCarthy Blvd., Milpitas, CA 95035; and 940 N. McCarthy Blvd, Milpitas, CA 95035

Project Description	McCarthy Center (as shown on Exhibit Y to this Lease):

3.	Use of Premises: General office, R&D, laboratory, training, cafeteria, fitness center and other related uses (to the extent permitted by the City’s zoning ordinance).

4.	Commencement Date: [See Section 3.1]

5.	Lease Term: 120 months, plus such additional days as may be required to cause this Lease to expire on the final day of the calendar month.

6.	Basic Rent:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent (rounded to the nearest dollar)
1 to 12	$1.00	$97,762.00
13 to 24	$1.03	$100,695.00
25 to 36	$1.06	$103,628.00
37 to 48	$1.09	$106,561.00
49 to 60	$1.13	$110,471.00
61 to 72	$1.16	$113,404.00
73 to 84	$1.19	$116,337.00
85 to 96	$1.23	$120,247.00
97 to 108	$1.26	$123,180.00
109 to 120	$1.30	$127,091.00

Notwithstanding the above schedule of Basic Rent to the contrary, as long as Tenant is not in Default (as defined in Section 14.1) under this Lease, Tenant shall be entitled to an abatement of 8 full calendar months of Basic Rent in the aggregate amount of $782,096.00 (i.e. $97,762.00 per month) (the “Abated Basic Rent”) for the initial 8 full calendar months of the Term (the “Abatement Period”). In the event Tenant Defaults at any time during the Term, all Abated Basic Rent shall immediately become due and payable.  The payment by Tenant of the Abated Basic Rent in the event of a Default shall not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity. Only Basic Rent shall be abated during the Abatement Period and all other additional rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

7.	Expense Recovery Period: Every twelve month period during the Term (or portion thereof during the first and last Lease years) ending June 30.

8.	Floor Area of Premises: approximately 97,762 rentable square feet, comprised of the following:

900 N. McCarthy Premises – approximately 44,096 rentable square feet
940 N. McCarthy Premises – approximately 53,666 rentable square feet

9.	Security Deposit: $139,800.00

10.	Broker(s): Irvine Realty Company and CBRE, Inc. (collectively, "Landlord's Broker") and Jones Lang LaSalle Americas, Inc. ("Tenant's Broker")

11.	Parking: 371 parking spaces in accordance with the provisions set forth in Exhibit F to this Lease.

12.	Address for Payments and Notices:

LANDLORD	TENANT
Payment Address:

THE IRVINE COMPANY LLC
Department #1127
San Francisco, CA  94139-1127

Notice Address:

THE IRVINE COMPANY LLC
550 Newport Center Drive
Newport Beach, CA 92660
Attn:  Senior Vice President, Property Operations
Irvine Office Properties

with a copy of notices to:

The Irvine Company LLC
P.O. Box 39000
San Francisco, CA,  94139-0001
Attn: Senior Vice President, Property Operations
 Irvine Office Properties

From and after the Commencement Date:

SILICON GRAPHICS INTERNATIONAL CORPORATION
900 N. McCarthy Blvd
Milpitas, CA  95035
Attn: Director, Facilities & Services

with a copy of notices to

SILICON GRAPHICS INTERNATIONAL CORPORATION
900 N. McCarthy Blvd
Milpitas, CA  95035
Attn: General Counsel

Prior to the Commencement Date:

SILICON GRAPHICS INTERNATIONAL CORPORATION
46600 Landing Parkway
Fremont, CA 94538
Attn: Director, Facilities & Services

With a copy of notices to:

SILICON GRAPHICS INTERNATIONAL CORPORATION
46600 Landing Parkway
Fremont, CA 94538
Attn: General Counsel

LIST OF LEASE EXHIBITS (All exhibits, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease):

Exhibits A and A-1	Description of Premises
Exhibit B	Operating Expenses
Exhibit C	Utilities and Services
Exhibit D	Tenant’s Insurance
Exhibit E	Rules and Regulations
Exhibit F	Parking
Exhibit G	Additional Provisions
Exhibit G-1	First Right Space Description
Exhibit G-2	Amenities Plan
Exhibit H	Hazardous Materials Disclosure Statement
Exhibit I	SNDA Form
Exhibit J	Survey Form
Exhibit X	Work Letter
Exhibit Y	Project Description
Exhibit Z	Landlord’s Monument Signage

ARTICLE 2.  PREMISES

2.1.   LEASED PREMISES.  Landlord leases to Tenant and Tenant leases from Landlord: (i) the premises shown on EXHIBIT A attached hereto (the “900 N. McCarthy Premises”), and (ii) the premises shown on EXHIBIT A-1 attached hereto (the “940 N. McCarthy Premises”).  Collectively, the 900 N. McCarthy Premises and the 940 N. McCarthy Premises are herein referred to as the “Premises”.  The Premises contain the floor area as set forth in Item 8 of the Basic Lease Provisions (the “Floor Area”). Landlord and Tenant stipulate and agree that the Floor Area of Premises set forth in Item 8 of the Basic Lease Provisions is correct and shall not be subject to re-measurement during the Term, as extended.  The 900 N. McCarthy Premises are located within a building identified in Item 2 of the Basic Lease Provisions (the “900 McCarthy Building”); and the 940 N. McCarthy Premises are located within a building identified in Item 2 of the Basic Lease Provisions (the “940 McCarthy Building”).  Collectively, the 900 McCarthy Building and the 940 McCarthy Building are herein referred to as the “Buildings”, and individually as a “Building”.  The Buildings are part of a project described in Item 2 (the “Project”).  The Premises are a portion of certain real property which is leased by Landlord pursuant to that certain Master Lease dated December 31, 2003 (the “Master Lease”) by and between McCarthy Center Partners LLC, a Delaware limited liability company, subsequently assigned to California Diversified LLC, a Delaware limited liability company (“Master Lessor”), as “Landlord”, and Landlord as “Tenant”.  That certain Master Lease (Short Form – Memorandum) was recorded on December 31, 2003 as Document No. 17553727 in the Official Records of Santa Clara County, California.

2.2.   ACCEPTANCE OF PREMISES.  Possession of the Premises shall be delivered to Tenant in an “as is” condition without further alteration, addition or improvement to the Premises whatsoever, except that: (i) Landlord shall deliver the Premises to Tenant on the “Delivery Date” (as hereinafter defined), free from any and all third party occupancies and/or any and all third party rights, options or claims to occupy, and (ii) Landlord shall provide the ”Landlord’s Contribution” to Tenant for Tenant’s construction of the “Tenant Improvement Work” in the Premises as provided in the Work Letter attached as Exhibit X hereto.  Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises, the Buildings or the Project or the suitability or fitness of either for any purpose, except as expressly set forth in this Lease.  Tenant acknowledges that the flooring materials which may be installed within portions of the Premises located on the ground floor of the Buildings may be limited by the moisture content of the Building slab and underlying soils.  The taking of possession or use of the Premises by Tenant for any purpose other than construction shall conclusively establish that the Premises and the Buildings were in satisfactory condition and in conformity with the provisions of this Lease in all respects.

ARTICLE 3.  TERM
3.1.    COMMENCEMENT DATE. The Term of this Lease (“Term”) shall be for the period shown in Item 5 of the Basic Lease Provisions.  The Term shall commence (“Commencement Date”) on the earlier of (a) December 1, 2013, or (b) the date Tenant commences its business activities within the Premises.  Promptly following request by Landlord, the parties shall memorialize on a form provided by Landlord (the "Commencement Memorandum") the actual Commencement Date and the expiration date (“Expiration Date") of this Lease; should Tenant fail to execute and return the Commencement Memorandum to Landlord within 5 business days (or provide specific written objections thereto within that period), then Landlord's determination of the Commencement and Expiration Dates as set forth in the Commencement Memorandum shall be conclusive.

3.2.   DELIVERY DATE.  On the next business day following the mutual execution and delivery of this Lease and Tenant’s delivery of all required insurance certificates, Landlord shall deliver possession of the Premises to Tenant for purposes of construction of the “Tenant Improvements” pursuant to the Work Letter attached as Exhibit X to this Lease.  Such delivery shall be free and clear of the interest of any third party (except for Tenant itself).  The date Tenant takes possession of the Premises for the purposes described in the foregoing is herein referred to as the “Delivery Date”.

ARTICLE 4.  RENT AND OPERATING EXPENSES

4.1.   BASIC RENT.  From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset a Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions (the “Basic Rent”).  If the Commencement Date is other than the first day of a calendar month, any rental adjustment shown in Item 6 shall be deemed to occur on the first day of the next calendar month following the specified monthly anniversary of the Commencement Date.  The Basic Rent shall be due and payable in advance commencing on the Commencement Date and continuing thereafter on the first day of each successive calendar month of the Term, as prorated for any partial month.  No demand, notice or invoice shall be required.  An installment in the amount of 1 full month’s Basic

Rent at the initial rate specified in Item 6 of the Basic Lease Provisions and 1 month’s estimated Tenant’s Share of Operating Expenses shall be delivered to Landlord concurrently with Tenant’s execution of this Lease and shall be applied against the Basic Rent and Operating Expenses first due hereunder; the next installment of Basic Rent shall be due on the first day of the second calendar month of the Term following the expiration of the Abatement Period, which installment shall, if applicable, be appropriately prorated to reflect the amount prepaid for that calendar month.

4.2.   OPERATING EXPENSES. Tenant shall pay Tenant’s Share of Operating Expenses in accordance with Exhibit B of this Lease.

4.3.   SECURITY DEPOSIT.  Concurrently with Tenant’s delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions (the “Security Deposit”), to be held by Landlord as security for the full and faithful performance of Tenant’s obligations under this Lease, to pay any rental sums, including without limitation such additional rent as may be owing under any provision hereof, and to maintain the Premises as required by Sections 7.1 and 15.3 or any other provision of this Lease.  Upon any Default of the foregoing obligations by Tenant, Landlord may apply the portion of the Security Deposit that is required to remedy the Default.  If any portion of the Security Deposit is so applied, Tenant shall within 5 days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount.  Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit.  In no event may Tenant utilize all or any portion of the Security Deposit as a payment toward any rental sum due under this Lease.  Any unapplied balance of the Security Deposit shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease within 30 days following the termination of this Lease and Tenant's vacation of the Premises.  Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor laws now or hereafter in effect, in connection with Landlord’s application of the Security Deposit to prospective rent that would have been payable by Tenant but for the early termination due to Tenant’s Default (as defined herein).

ARTICLE 5.  USES

5.1.   USE.  Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions and for no other use whatsoever.  The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; or (iii) schools, temporary employment agencies or other training facilities which are not ancillary to corporate, executive or professional office use.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way interfere with the rights or quiet enjoyment of other occupants of the Buildings or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project.  Except as otherwise expressly provided in this Lease, Tenant shall not perform any work or conduct any business whatsoever in the Project other than inside the Premises. The foregoing provisions, however, shall not prohibit individual employees of Tenant from “working” and/or “conducting business” in the Common Areas on their lap top computers, “smart” phones or other personal WIFI devices. Tenant shall comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety and handicap access requirements, whether or not Tenant’s compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises, and with all energy usage reporting requirements of Landlord.

5.2.   SIGNS.  Provided Tenant continues to occupy the entire Premises, Tenant shall have the non-exclusive right to its pro-rata share of monument signage at the front entrance to the Buildings, and two (2) exterior “building-top” signs on each of the Buildings for Tenant’s name and graphics in locations designated by Landlord, subject to Landlord's right of prior approval that such exterior signage is in compliance with the Signage Criteria (defined below).  Except as provided in the foregoing, and except for (i) Landlord’s standard suite signage identifying Tenant’s name and/or logo,  (ii) Landlord’s monument signage described on Exhibit Z attached to this Lease (“Landlord’s Monument Signage”), and (iii) Tenant’s directional signage approved by Landlord, Tenant shall have no right to maintain signs in any location in, on or about the Premises, the Buildings or the Project and shall not place or erect any signs that are visible from the exterior of the Buildings.  Prior to its installation by Landlord, Tenant shall have the right to approve the signage described in Subsections (i) through (iii) above, which approval shall not be unreasonably withheld or delayed. The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord's written determination, as determined solely by Landlord, prior to installation, that signage is in compliance with any covenants, conditions or restrictions encumbering the Premises and Landlord's signage program for the Project, as in effect from time to time and approved by the City in which the Premises are located ("Signage Criteria").  Prior to placing or erecting any such signs, Tenant shall obtain and deliver to Landlord a copy of any applicable municipal or other governmental permits and approvals, except to Landlord’s standard suite signage.  Tenant shall be responsible for all costs of any permitted sign, including, without limitation, the fabrication, installation, maintenance and removal thereof and the cost of any permits therefor, except that Landlord shall pay for the initial installation costs only of the standard suite signage for the Premises and shall pay for and install the Landlord’s Monument Signage prior to the Commencement Date.  If Tenant fails to maintain its sign in good condition, or if Tenant fails to remove same upon termination of this Lease and repair and restore any damage caused by the sign or its removal, Landlord may do so at Tenant's expense.  Landlord shall have the right to temporarily remove any signs in connection with any repairs or maintenance in or upon the Buildings.  The term "sign" as used in this Section shall include all signs, designs, monuments, displays, advertising materials, logos, banners, projected images, pennants, decals, pictures, notices, lettering, numerals or graphics.  Tenant’s exterior signage rights under this Section 5.2 belong solely to Silicon Graphics International Corporation, a Delaware corporation, and any attempted assignment or transfer of such rights (except in connection with a “Permitted Transfer” of this Lease as defined in Section 9.1(e) below) shall be void and of no force and effect.

5.3   HAZARDOUS MATERIALS.

(a)           For purposes of this Lease, the term "Hazardous Materials" means (i) any "hazardous material" as defined in Section 25501(o) of the California Health and Safety Code, (ii) hydrocarbons, polychlorinated biphenyls or asbestos, (iii) any toxic or hazardous materials, substances, wastes or materials as defined pursuant to any other applicable state, federal or local law or regulation, and (iv) any other substance or matter which may result in liability to any person or entity as a result of such person's possession, use, storage, release or distribution of such substance or matter under any statutory or common law theory.

(b)           Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion.  Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises a reasonable quantity of standard office products that may contain Hazardous Materials (such as photocopy toner, "White Out", and the like), provided however, that (i) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant's storage, use and disposal of all such products.  Landlord may, in its sole and absolute discretion, place such conditions as Landlord deems appropriate with respect to Tenant's use, storage and/or disposal of any Hazardous Materials requiring Landlord’s consent.  Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, use, release, and/or disposal of Hazardous Materials by Tenant on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Materials by Tenant on and from the Premises, and Tenant agrees that any costs incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord as additional rent hereunder upon demand.

(c)           Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord a Hazardous Material Survey Form (the "Survey Form") in the form of Exhibit J attached hereto.  The completed Survey Form shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein.  With prior written notice from Landlord, on each anniversary of the Commencement Date until the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials which were stored, generated, used, released and/or disposed of on, under or about the Premises for the twelve-month period prior thereto, and which Tenant desires to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period.  In addition, to the extent Tenant is permitted to utilize Hazardous Materials upon the Premises, Tenant shall promptly provide Landlord with complete and legible copies of all the following environmental documents relating thereto:  reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, emergency response or action plans, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant's storage, generation, use, release and/or disposal of Hazardous Materials.

(d)           Landlord and its agents shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder at any time upon not less than 24 hours prior written notice, to determine whether Tenant is complying with the terms of this Section 5.3, and in connection therewith Tenant shall provide Landlord with full access to all facilities, records and personnel related thereto.  If Tenant is not in compliance with any of the provisions of this Section 5.3, based upon direct and tangible evidence of such non-compliance and prior written notice thereof to Tenant, or in the event of a release of any Hazardous Material on, under, from or about the Premises caused or permitted by Tenant, its agents, employees, contractors, licensees, subtenants or invitees, Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord's other rights and remedies under this Lease, to immediately enter upon the Premises without notice and to discharge Tenant's obligations under this Section 5.3 at Tenant's expense, including without limitation the taking of emergency or long-term remedial action.  Landlord and its agents shall endeavor to minimize interference with Tenant's business in connection therewith, but shall not be liable for any such interference.  In addition, Landlord, at Tenant's expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Tenant or its agents, employees, contractors, licensees, subtenants or invitees of Hazardous Materials on, under, from or about the Premises.

(e)           If the presence of any Hazardous Materials on, under, from or about the Premises or the Project directly caused or permitted by Tenant or its agents, employees, contractors, licensees, subtenants or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Premises or the Project, or (iii) injury to or contamination of any real or personal property on the Premises or within the Project, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and the Project and any other directly affected real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials.  Notwithstanding the foregoing, Tenant shall not, without Landlord's prior written consent, which consent may be given or withheld in Landlord's sole and absolute discretion, take any remedial action in response to the presence of any Hazardous Materials on, under, from or about the Premises or the Project or any other affected real or personal property owned by Landlord or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however, Landlord's prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under, from or about the Premises or the Project or any other affected real or personal property owned by Landlord (i) imposes an immediate threat to the health, safety or welfare of any individual and (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord's consent before taking such action.  To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Master Lessor, Landlord and any successors to all or any portion of Landlord's interest in the Premises and the Project and any other real or personal property on the Premises or at the Project, owned by Landlord from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation reasonable attorneys' fees, court costs and other reasonable professional expenses), arising directly out of the use, generation, storage, treatment, release, on- or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Buildings or the Project and any other real or personal property owned by Landlord directly caused or permitted by Tenant, its agents, employees, contractors, licensees, subtenants or invitees.  Such indemnity obligation shall specifically include, without limitation, the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Buildings and the Project and any other real or personal property on the Premises or at the Project owned by Landlord, the preparation of any closure or other required plans, whether such action is required or necessary during the Term or after the expiration of this Lease and any loss of rental due to the inability to lease the Premises or any portion of the Buildings or Project as a direct result of such Hazardous Materials, the remediation thereof or any repair, restoration or cleanup related thereto.  If it is at any time discovered that Tenant or its agents, employees, contractors, licensees, subtenants or invitees may have caused or permitted the release of any Hazardous Materials on, under, from or about the Premises, the Buildings or the Project or any other real or personal property owned by Landlord, Tenant shall, at Landlord's request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord's approval, specifying the actions to be taken by Tenant to return the Premises, the Buildings or the Project or any other real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials.  Upon

Landlord's approval of such plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup, remediate and/or remove all such Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease.  The provisions of this Section 5.3(e) shall expressly survive the expiration or sooner termination of this Lease.

(f)           Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Project or within the Buildings known by Landlord to exist as of the date of this Lease, as more particularly described in Exhibit H attached hereto.  Tenant shall have no liability or responsibility with respect to the Hazardous Materials facts described in Exhibit H, nor with respect to any Hazardous Materials which Tenant proves were not caused or permitted by Tenant, its agents, employees, contractors, licensees, subtenants or invitees (collectively, the “Landlord’s HazMats” and a “Landlord HazMat Condition”).  In the event that it is subsequently determined or discovered that Hazardous Materials existed at the Project or within the Buildings as of the date of this Lease, such Hazardous Materials shall be deemed to be added to Exhibit H and Tenant shall have no liability or responsibility with respect to such Hazardous Materials facts.  Notwithstanding the preceding two sentences, Tenant agrees to notify its agents, employees, contractors, licensees, subtenants, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant's attention.  Tenant hereby acknowledges that this disclosure satisfies any obligation of Landlord to Tenant pursuant to California Health & Safety Code Section 25359.7, or any amendment or substitute thereto or any other disclosure obligations of Landlord.

(g)         Landlord shall take responsibility, at its sole cost and expense, for any governmentally-ordered clean-up, remediation, removal, disposal, neutralization or other treatment of a Landlord’s HazMat Condition as defined in Section 5.3(f) above.  The foregoing obligation on the part of Landlord shall include the reasonable costs (including, without limitation, reasonable attorney’s fees) of defending Tenant  from and against any legal action or proceeding instituted by any governmental agency in connection with such clean-up, remediation, removal, disposal, neutralization or other treatment of such conditions, provided that Tenant promptly tenders such defense to Landlord. In addition, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 5 consecutive business days as a result of a Landlord HazMat Condition through no fault of Tenant, then Tenant, as its sole remedy, shall be entitled to receive an abatement of rent payable hereunder during the period beginning on the 6th consecutive business day that the Premises are made untentable as a result of a Landlord’s HazMat Condition and ending on the day the Premises are again tentable. Tenant agrees to notify its agents, employees, contractors, licensees, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant’s attention.

(h)           Except as disclosed in Section 5.3(f) above (and/or as may otherwise be disclosed to Tenant in writing), Landlord warrants that, to “Landlord’s knowledge” (as hereinafter defined), there are no Hazardous Materials in or about the Premises which are in violation of any applicable federal, state or local law, ordinance or regulation.  As used herein, “Landlord’s knowledge” shall mean the actual knowledge, without duty of inquiry or investigation, of the current employees or authorized agents of Landlord responsible for Hazardous Materials compliance matters.

ARTICLE 6.  LANDLORD SERVICES

6.1.   UTILITIES AND SERVICES.  Landlord and Tenant shall be responsible to furnish those utilities and services to the Premises to the extent provided in Exhibit C, subject to the conditions and payment obligations and standards set forth in this Lease.  Landlord shall not be liable for any failure to furnish any services or utilities when the failure is the result of any accident or other cause beyond Landlord’s reasonable control, nor shall Landlord be liable for damages resulting from power surges or any breakdown in telecommunications facilities or services.  Landlord’s temporary inability to furnish any services or utilities shall not entitle Tenant to any damages, relieve Tenant of the obligation to pay rent or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly.  Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the provision of services and utilities, and shall cooperate with all reasonable conservation practices established by Landlord.  Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord, provided that such access shall not unreasonably disrupt Tenant’s normal business operations; otherwise, prior written notice of not less than 3 business days regarding such access shall be afforded to Tenant.

6.2.   OPERATION AND MAINTENANCE OF COMMON AREAS.  During the Term, Landlord shall operate all Common Areas within the Buildings and the Project.  The term “Common Areas” shall mean all areas within the Buildings and other buildings in the Project which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common electrical rooms, entrances and lobbies, elevators, and restrooms not located within the premises of any tenant.

6.3.   USE OF COMMON AREAS.  The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with Rules and Regulations described in Article 17 below.  Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain or permit any use or occupancy, except as otherwise provided in this Lease or in Landlord’s rules and regulations.  Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant’s operations.  Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reasonable purpose.  Landlord’s temporary closure of any portion of the Common Areas for such purposes shall not deprive Tenant of reasonable access to the Premises.

6.4.   CHANGES AND ADDITIONS BY LANDLORD.  Landlord reserves the right to make alterations or additions to the Buildings or the Project or to the attendant fixtures, equipment and Common Areas, and such change shall not entitle Tenant to any abatement of rent or other claim against Landlord.  No such change shall deprive Tenant of reasonable access to or use of the Premises, nor materially increase Tenant’s Share of Operating Expenses for the Common Areas.

ARTICLE 7.  REPAIRS AND MAINTENANCE

7.1.   TENANT’S MAINTENANCE AND REPAIR.  Subject to Articles 11 and 12, Tenant at its sole expense shall make all repairs necessary to keep the Premises and all improvements and fixtures therein in reasonable condition and repair, excepting ordinary wear and tear.  Notwithstanding Section 7.2 below, Tenant’s maintenance obligation shall include without limitation all appliances, interior glass, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment installed in the Premises and all Alterations constructed by Tenant pursuant to Section 7.3 below, together with the maintenance and repair of all structural, electrical, mechanical and plumbing systems (excluding the elevator systems) serving the Buildings and all heating ventilating and air condition units and equipment, including boilers, serving the Buildings (the “HVAC System”), the energy management system serving the Buildings (the “Energy System”), and any supplemental HVAC units and equipment installed by or on behalf of Tenant in the Buildings, including the “Supplemental Cooling System” as defined in Exhibit G (collectively, the “Supplemental HVAC System”); provided that Landlord shall be responsible for the replacement of all structural, electrical, mechanical and plumbing systems serving the Buildings and the HVAC System during the Term, as and when needed. Additionally, Tenant at its sole cost and expense, shall be responsible for disconnecting the Buildings from Landlord’s “master” Energy System currently serving the Buildings.  As part of its maintenance obligations hereunder, Tenant shall, at Landlord’s request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for or on behalf of Tenant, in connection with the structural, electrical, mechanical and plumbing systems being maintained by Tenant and the  HVAC and Energy Systems.  Any contractor utilized by Tenant in connection with the HVAC and Energy Systems shall be subject to Landlord’s reasonable approval.  All repairs and other work performed by Tenant or its contractors shall be subject to the terms of Sections 7.3 and 7.4 below. Tenant shall perform or have performed all repairs or Alterations in a workmanlike manner and quality consistent with the highest relevant professional standard. Alternatively, should Landlord or its management agent agree to make a repair on behalf of Tenant and at Tenant’s written request, Tenant shall promptly reimburse Landlord as additional rent for all reasonable costs incurred (including the standard supervision fee) within 30 days after submission of an invoice.

7.2.   LANDLORD’S MAINTENANCE AND REPAIR.  Subject to Articles 11 and 12, Landlord shall provide service and repair and shall maintain in good repair the Common Areas, roof, foundations, footings, the exterior surfaces of the exterior walls of the Buildings (including exterior glass), and the elevator systems serving the Buildings,  except to the extent provided in Section 7.1 above. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord’s affiliates or divisions, to perform any service, repair or maintenance function.  Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section 7.2 shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease.  Notwithstanding any provision of the California Civil Code or any similar or successor laws to the contrary, Tenant understands that it shall not make repairs at Landlord’s expense or by rental offset.  Except as provided in Section 11.1 and Article 12 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Buildings, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business in the Premises.  Landlord shall perform or have performed all such repairs or improvements in a workmanlike manner and quality consistent with the highest relevant professional standards. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor laws now or hereafter in effect.  All costs of any maintenance, repairs and replacements on the part of Landlord provided hereunder shall be considered part of Project Costs.

7.3.   ALTERATIONS.  Except for cosmetic alterations and projects that do not exceed $100,000.00 during any calendar year of the Term, that do not require a permit from the City of Milpitas and that satisfy the criteria in the next following sentence (which cosmetic work shall require notice to Landlord but not Landlord’s consent), Tenant shall make no alterations, additions, decorations, or improvements (collectively referred to as “Alterations”) to the Premises without the prior written consent of Landlord.  Landlord’s consent shall not be unreasonably withheld or delayed as long as the proposed Alterations do not affect the structural, electrical or mechanical components or systems of the Buildings, are not visible from the exterior of the Premises, do not change the basic floor plan of the Premises, and utilize only Landlord’s “Building Standard Improvements” (as defined in the attached Work Letter). Landlord may impose, as a condition to its consent, any requirements that Landlord in its discretion may deem reasonable or desirable, including but not limited to a requirement that all work be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time, and contractor for performance of the work.  Tenant shall provide a list of mechanical, electrical, and plumbing contractors for Landlord’s prior approval, which approval shall not be unreasonably withheld, for all  work and/or Alterations affecting the mechanical, plumbing or electrical systems of the Buildings.  Should Tenant perform any Alterations or work that would necessitate any ancillary Building modification or other expenditure by Landlord, then Tenant shall promptly fund the cost thereof to Landlord.  Tenant shall obtain all required permits for the Alterations or other work and shall perform the work in compliance with all applicable laws, regulations and ordinances with contractors reasonably acceptable to Landlord, and except for cosmetic Alterations not requiring a permit, Landlord shall be entitled to a supervision fee in the amount of 3% of the cost of the Alterations (not to exceed $50,000.00). In no event shall Tenant prosecute any work that results in picketing or labor demonstrations in or about the Buildings or Project.  Any request for Landlord’s consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord.  Landlord may elect to cause its architect to review Tenant’s architectural plans, and its design consultant to review Tenant’s mechanical, electrical, plumbing, fire life safety systems plans, and the reasonable cost of that review, not to exceed $1,500.00, shall be reimbursed by Tenant.  Should the Alterations proposed by Tenant and consented to by Landlord change the floor plan of the Premises, then Tenant shall, at its expense, furnish Landlord with as-built drawings and CAD disks compatible with Landlord’s systems.  Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord, and Tenant shall ensure that no Alteration impairs any Building system or Landlord’s ability to perform its obligations hereunder.  Unless Landlord otherwise agrees in writing, all Alterations affixed to the Premises, including without limitation all Tenant Improvements constructed pursuant to the Work Letter (except as otherwise provided in the Work Letter), but excluding moveable trade fixtures and furniture, shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant given at least 30 days prior to the Expiration Date, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any Alterations (including without limitation all telephone and data cabling) installed either by Tenant or by Landlord at Tenant’s request (collectively, the “Required Removables”), and to replace any non-Standard Improvements with the applicable Standard Improvements. Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion thereof, is a Required Removable.  Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the subject Alterations are Required Removables.  In connection with its removal of Required Removables, Tenant shall repair any damage to the Premises arising from that removal and shall restore the affected area to its pre-existing condition, reasonable wear and tear excepted. In no event shall existing improvements installed in the Premises by a prior tenant thereof be considered as Required Removables.

7.4.   MECHANIC’S LIENS.  Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant.  Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 8424 or any successor statute.  In the event that Tenant shall not, within 15 business days following the imposition of any lien and written notice thereof to Tenant, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien.  All expenses so incurred by Landlord, including Landlord’s attorneys’ fees, shall be reimbursed by Tenant promptly following Landlord’s demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid.  Tenant shall give Landlord no less than 20 days’ prior notice in writing before commencing construction of any kind on the Premises so that Landlord may post and maintain notices of non-responsibility on the Premises.

7.5.   ENTRY AND INSPECTION.  Upon prior written notice to Tenant of not less than 24 hours, Landlord shall have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to make repairs and renovations as reasonably deemed necessary by Landlord, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the final nine months of the Term or when an uncured Default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease.  If reasonably necessary, and upon not less than 10 business days prior written notice, Landlord may temporarily close all or a portion of the Premises, for a period of time not to exceed 3 consecutive business days, to perform repairs, alterations and additions. Except in emergencies or to provide Building services, Landlord shall provide Tenant with prior written notice of entry as set forth herein, and shall at all times use all reasonable efforts to minimize any interference with Tenant’s use of the Premises.

ARTICLE 8.  [INTENTIONALLY DELETED]

ARTICLE 9.  ASSIGNMENT AND SUBLETTING

9.1.   RIGHTS OF PARTIES.

(a)           Except as otherwise specifically provided in this Article 9, Tenant may not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant’s interest in this Lease, or permit the Premises to be occupied by anyone other than Tenant (each, a “Transfer”), without Landlord’s prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of Section 9.1(b)  For purposes of this Lease, references to any subletting, sublease or variation thereof shall be deemed to apply not only to a sublease effected directly by Tenant, but also to a sub-subletting or an assignment of subtenancy by a subtenant at any level.  Except as otherwise specifically provided in this Article 9, no Transfer (whether voluntary, involuntary or by operation of law) shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, such a Transfer shall constitute a material default of this Lease.  Landlord shall not be deemed to have given its consent to any Transfer by any other course of action, including its acceptance of any name for listing in the Building directory.

(b)           Except as otherwise specifically provided in this Article 9, if Tenant or any subtenant hereunder desires to transfer an interest in this Lease, Tenant shall first notify Landlord in writing and shall request Landlord’s consent thereto.  Tenant shall also submit to Landlord in writing:  (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant’s or assignee’s business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment (including without limitation the rent and other economic provisions, term, improvement obligations and commencement date); (iv) evidence that the proposed assignee or subtenant will comply with the requirements of Exhibit D to this Lease; and (v) any other information requested by Landlord and reasonably related to the Transfer.  Landlord shall not unreasonably withhold its consent, provided:  (1) the use of the Premises will be consistent with the provisions of this Lease and with Landlord’s commitment to other tenants of the Buildings and Project; (2) any proposed subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within 90 days of the request for Landlord’s consent and statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord’s consent; and (3) the proposed assignee or subtenant is neither an existing tenant or occupant of the Buildings or Project nor a prospective tenant with whom Landlord or Landlord's affiliate has been actively negotiating to become a tenant at the Buildings or Project..  If Landlord consents to the proposed Transfer, then the Transfer may be effected within 90 days after the date of the consent upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord’s consent as set forth in this Section 9.1(b).  Landlord shall approve or disapprove any requested Transfer within 15 business days following receipt of

Tenant’s written notice and the information set forth above.  Except in connection with a Permitted Transfer (as defined below), if Landlord approves the Transfer Tenant shall pay a transfer fee of $1,000.00 to Landlord concurrently with Tenant’s execution of a Transfer consent prepared by Landlord.

(c)           Notwithstanding the provisions of Subsection (b) above, and except in connection with a “Permitted Transfer” (as defined below), in lieu of consenting to a proposed assignment of this Lease or  to a proposed subletting of all or substantially all of the Floor Area of either the 900 N. McCarthy Premises or of the 940 N. McCarthy Premises, Landlord may elect to terminate this Lease in its entirety in the event of an assignment, or terminate this Lease as to the portion of the Premises proposed to be so subleased with a proportionate abatement in the rent payable under this Lease. Any such termination shall be effective on the date that such proposed sublease or assignment would have commenced.  Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee identified by Tenant.

(d)           Should any Transfer occur, Tenant shall, except in connection with a Permitted Transfer, promptly pay or cause to be paid to Landlord, as additional rent, 50% of any amounts paid by the assignee or subtenant, however described and whether funded during or after the Lease Term, to the extent such amounts are in excess of the sum of (i) the scheduled Basic Rent payable by Tenant hereunder (or, in the event of a subletting of only a portion of the Premises, the Basic Rent allocable to such portion as reasonably determined by Landlord) and (ii) the direct out-of-pocket costs, as evidenced by third party invoices provided to Landlord, incurred by Tenant to effect the Transfer, including without limitation, tenant improvement expenses incurred by Tenant, including architectural, design and permit fees, legal fees, lease assumption or lease takeover costs, real estate commissions and marketing expenses.

(e)           The sale of all or substantially all of the assets of Tenant (other than bulk sales in the ordinary course of business), the merger or consolidation of Tenant, the sale of Tenant’s capital stock, or any other direct or indirect change of control of Tenant, including, without limitation, change of control of Tenant’s parent company or a merger by Tenant or its parent company, shall be deemed a Transfer within the meaning and provisions of this Article.  Notwithstanding the foregoing, Tenant may assign this Lease to a successor to Tenant by merger, consolidation or the purchase of substantially all of Tenant’s assets, or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord but subject to the provisions of Section 9.2, provided that all of the following conditions are satisfied (a “Permitted Transfer”):  (i) Tenant is not then in Default hereunder; (ii) Tenant gives Landlord written notice at least 10 business days before such Permitted Transfer; and (iii)  the successor entity resulting from any merger or consolidation of Tenant or the sale of all or substantially all of the assets of Tenant, has a net worth (computed in accordance with generally accepted accounting principles, except that intangible assets such as goodwill, patents, copyrights, and trademarks shall be excluded in the calculation (“Net Worth”)) at the time of the Permitted Transfer that is at least equal to the Net Worth of Tenant immediately before the Permitted Transfer.  Tenant’s notice to Landlord shall include reasonable information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied.  If requested by Landlord, Tenant’s successor shall sign and deliver to Landlord a commercially reasonable form of assumption agreement.  “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.

(f)           Notwithstanding anything in this Article IX to the contrary, Tenant shall be permitted from time to time to permit its clients or business associates (“Approved Users”) to temporarily occupy space within the Premises, provided that (a) Tenant does not separately demise such space and the Approved Users utilize, in common with Tenant, the common entryway(s) to and from the Premises; (b) the Approved Users shall not occupy, in the aggregate, more than 20% of the Floor Area of the Premises; and (c) all Approved Users shall be clients of Tenant and shall occupy space in the Premises only so long as Tenant is providing consulting or other services to such Approved Users.  If any Approved Users occupy any portion of the Premises as described herein, it is agreed that (i)  in no event shall any use or occupancy of any portion of the Premises by any Approved User release or relieve Tenant from any of its obligations under this Lease; (ii) the Approved User and its employees, contractors and invitees visiting or occupying space in the Premises shall be deemed contractors of Tenant for purposes of Tenant’s indemnification obligations in Section 10.3; and (iii) in no event shall the occupancy of any portion of the Premises by Approved Users be deemed to create a landlord/tenant relationship between Landlord and such Approved Users, and, in all instances, Tenant shall be considered the sole tenant under the Lease notwithstanding the occupancy of any portion of the Premises by the Approved Users.

9.2.   EFFECT OF TRANSFER.  No subletting or assignment, even with the consent of Landlord, shall relieve Tenant, or any successor-in-interest to Tenant hereunder, of its obligation to pay rent and to perform all its other obligations under this Lease.  Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant.  Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant’s obligations, under this Lease.  Such joint and several liability shall not be discharged or impaired by any subsequent modification or extension of this Lease.  No transfer shall be binding on Landlord unless any document memorializing the transfer is delivered to Landlord, both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article, and the assignee/subtenant independently complies with all of the insurance requirements of Tenant as set forth in Exhibit D and evidence thereof is delivered to Landlord.  The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer.  Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.  In addition to the foregoing, no change in the status of Tenant or any party jointly and severally liable with Tenant as aforesaid (e.g., by conversion to a limited liability company or partnership) shall serve to abrogate the liability of any person or entity for the obligations of Tenant, including any obligations that may be incurred by Tenant after the status change by exercise of a pre-existing right in this Lease.

9.3.   SUBLEASE REQUIREMENTS.  Any sublease, license, concession or other occupancy agreement entered into by Tenant shall be subordinate and subject to the provisions of this Lease, and if this Lease is terminated during the term of any such agreement, Landlord shall have the right to:  (i) treat such agreement as cancelled and repossess the subject space by any lawful means, or (ii) require that such transferee attorn to and recognize Landlord as its landlord (or licensor, as applicable) under such agreement.  Landlord shall not, by reason of such attornment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant’s obligations under the sublease. If Tenant is in Default (hereinafter defined), Landlord is irrevocably authorized to direct any transferee under any such agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such Default is cured.  Tenant hereby irrevocably authorizes and directs any transferee, upon receipt of a written notice from Landlord stating that a Default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease.  No collection or acceptance of rent by Landlord from any transferee shall be deemed a waiver of any provision of Article 9 of this Lease, an approval of any transferee, or a release of Tenant from any obligation under this Lease, whenever accruing, except that the collection of rent from any transferee shall be applied to the amount owed by Tenant under the Lease.  In no event shall Landlord’s enforcement of any provision of this Lease against any transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.

ARTICLE 10.  INSURANCE AND INDEMNITY

10.1.   TENANT’S INSURANCE.  Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D.  Evidence of that insurance must be delivered to Landlord prior to the Delivery Date.

10.2.   LANDLORD’S INSURANCE.  Landlord shall provide the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its reasonable discretion: property insurance, subject to standard exclusions (such as, but not limited to, earthquake and flood exclusions), covering the full replacement cost of the Buildings  and the Project (the “Property Coverage”).  In addition, Landlord may, at its election, obtain insurance coverages for such other risks as Landlord or its Mortgagees may from time to time deem appropriate, including without limitation, coverage for earthquake and commercial general liability coverage.  Landlord may elect to self insure the Property Coverage and any other insurance coverage required or elected by Landlord.   Landlord shall not be required to carry insurance of any kind on any tenant improvements or Alterations in the Premises installed by Tenant or its contractors or otherwise removable by Tenant (collectively, "Tenant Installations"), or on any trade fixtures, furnishings, equipment, interior plate glass, signs or items of personal property in the Premises, and Landlord shall not be obligated to repair or replace any of the foregoing items should damage occur.  All proceeds of insurance maintained by Landlord upon the Buildings and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs.

10.3.   TENANT’S INDEMNITY.  To the fullest extent permitted by law, but subject to Section 10.5 below, Tenant shall defend, indemnify and hold harmless Landlord, Master Lessor and their respective agents, lenders and affiliates, from and against any and all claims, liabilities, and damages arising either before or after the Delivery Date from Tenant’s use or occupancy of the Premises, the Buildings or the Common Areas, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, subtenants, vendors, contractors, invitees or licensees in or about the Premises, the Buildings or the Common Areas, or from any Default in the performance of any obligation on Tenant’s part to be performed under this Lease, or from any negligence act of Tenant or its agents, employees, subtenants, vendors, contractors, invitees or licensees.  Landlord may, at its option, require Tenant to assume Landlord’s defense in any action covered by this Section 10.3 through counsel reasonably satisfactory to Landlord.  Notwithstanding the foregoing, Tenant shall not be obligated to indemnify Landlord against (i) consequential damages or lost profits incurred by Landlord, or (ii) any liability or expense to the extent it is ultimately determined by a court of competent jurisdiction that the same was caused by the  negligence or willful misconduct of Landlord, its agents, contractors or employees.

10.4.   LANDLORD’S NONLIABILITY.  Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord, its employees and agents for loss of or damage to any property, or any injury to any person, resulting from any condition including, but not limited to, acts or omissions (criminal or otherwise) of third parties and/or other tenants of the Project, or their agents, employees or invitees, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Buildings, whether the damage or injury results from conditions arising in the Premises or in other portions of the Buildings, except to the extent of the gross negligence or willful misconduct of Landlord, its agents or any and all affiliates of Landlord in connection with the foregoing (but subject to Section 10.5 below).  It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Buildings.  Should Tenant elect to receive any service from a concessionaire, licensee or third party tenant of Landlord, Tenant shall not seek recourse against Landlord for any breach or liability of that service provider.  Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable for Tenant’s loss or interruption of business or income (including without limitation, Tenant’s consequential damages, lost profits or opportunity costs), or for interference with light or other similar intangible interests.  Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Buildings or the Project and of defects in any improvements or equipment.

10.5.   WAIVER OF SUBROGATION.  Landlord and Tenant each hereby waives all rights of recovery against the other on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss and damage under any property insurance policies carried or otherwise required to be carried by this Lease; provided however, that the foregoing waiver shall not apply to the extent of Tenant’s obligation to pay deductibles under any such policies and this Lease.  By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors or invitees.  The foregoing waiver by Tenant shall also inure to the benefit of Landlord's management agent for the Buildings.

ARTICLE 11.  DAMAGE OR DESTRUCTION

11.1.   RESTORATION.

(a)           If the Buildings of which the Premises are a part is damaged as the result of an event of casualty, then subject to the provisions below, Landlord shall repair that damage as soon as reasonably possible unless Landlord reasonably determines that:  (i) the Premises have been materially damaged and there is less than 1 year of the Term remaining on the date of the casualty; (ii) any Mortgagee (defined in Section 13.1) requires that the insurance proceeds be applied to the payment of the mortgage debt; or (iii) proceeds necessary to pay the full cost of the repair are not available from Landlord’s insurance, including without limitation earthquake insurance.  Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in the “Casualty Notice” (as defined below), and this Lease shall terminate as of the date of delivery of that notice.

(b)           As soon as reasonably practicable following the casualty event but not later than 60 days thereafter, Landlord shall notify Tenant in writing (“Casualty Notice”) of Landlord’s election, if applicable, to terminate this Lease.  If this Lease is not so terminated, the Casualty Notice shall set forth the anticipated period for repairing the casualty damage.  If the anticipated repair period exceeds 270 days and if the damage is so extensive as to reasonably prevent Tenant’s substantial use and enjoyment of the Premises, then either party may elect to terminate this Lease by written notice to the other within 10 days following delivery of the Casualty Notice.

c)           In the event that neither Landlord nor Tenant terminates this Lease pursuant to Section 11.1(b), Landlord shall repair all material damage to the Premises or the Buildings as soon as reasonably possible and this Lease shall continue in effect for the remainder of the Term.

The date of Landlord’s substantial completion of the repair of all material damage to the Premises and the Buildings is herein referred to as the “Completion Date”.  If this Lease is not terminated, within 5 business days following notice from Landlord, Tenant shall elect whether or not Landlord’s repairs shall include the repair of Tenant’s Installations.  In the event that Tenant shall timely elect Landlord’s repair of the Tenant Installations:  (i) Landlord shall repair and/or replace all material damage to the Tenant Installations concurrently with its repair of the remainder of the Premises, (ii) Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant's insurance with respect to any Tenant Installations; provided if the estimated cost to repair such Tenant Installations exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repairs, and (iii) within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Tenant Installations.  In the event that Tenant shall not timely elect Landlord’s repair of the Tenant Installations:  (A) Tenant shall be solely responsible for the repair and/or replacement of the Tenant’s Installations, and (B) the Completion Date shall occur without reference to such repair and/or replacement of the Tenant’s Installations by Tenant.

(d)           From and after the sixth (6th) business day following the casualty event, the rental to be paid under this Lease shall be abated in the same proportion that the Floor Area of the Premises that is rendered unusable and/or inaccessible by the damage from time to time bears to the total Floor Area of the Premises.

(e)           Notwithstanding the provisions of subsections (a), (b) and (c) of this Section 11.1, but subject to Section 10.5, the cost of any repairs shall be borne by Tenant, and Tenant shall not be entitled to rental abatement or termination rights, if the damage is due to the fault or neglect of Tenant or its employees, subtenants, contractors, invitees or representatives.  In addition, the provisions of this Section 11.1 shall not be deemed to require Landlord to repair any Tenant Installations, fixtures and other items that Tenant is obligated to insure pursuant to Exhibit D or under any other provision of this Lease.

11.2.   LEASE GOVERNS.  Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

ARTICLE 12. EMINENT DOMAIN

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”).  Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Buildings or Project which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Buildings.  The terminating party shall provide written notice of termination to the other party within 30 days after it first receives notice of the Taking.  The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority.  If this Lease is not terminated, Basic Rent and Tenant’s Share of Operating Expenses shall be appropriately adjusted to account for any reduction in the square footage of the Buildings or Premises. All compensation awarded for a Taking shall be the property of Landlord and the right to receive compensation or proceeds in connection with a Taking are expressly waived by Tenant; provided, however, Tenant may file a separate claim for Tenant's personal property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award.  If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.  Tenant agrees that the provisions of this Lease shall govern any Taking and shall accordingly supersede any contrary statute or rule of law.

ARTICLE 13.  SUBORDINATION; ESTOPPEL CERTIFICATE

13.1.   SUBORDINATION.  Tenant accepts this Lease subject and subordinate to the Master Lease and to all renewals, modifications, and/or extensions thereof, and to any mortgage(s), deed(s) of trust or other lien(s) encumbering the Premises, the Buildings or the Project after the date of this Lease, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. Within 5 business days following the request of Landlord, Tenant shall execute a commercially reasonable subordination and attornment agreement in favor of the Mortgagee, provided such agreement provides a non-disturbance covenant benefiting Tenant.  Alternatively, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.  Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease in the event of a foreclosure of any mortgage.  Tenant agrees that any purchaser at a foreclosure sale or lender taking title under a deed in lieu of foreclosure shall not be responsible for any act or omission of a prior landlord, shall not be subject to any offsets or defenses Tenant may have against a prior landlord, and shall not be liable for the return of the Security Deposit not actually recovered by such purchaser nor bound by any rent paid in advance of the calendar month in which the transfer of title occurred; provided that the foregoing shall not release the applicable prior landlord from any liability for those obligations.  Tenant acknowledges that Landlord’s Mortgagees and their successors-in-interest are intended third party beneficiaries of this Section 13.1.

Landlord warrants to Tenant that there are no Mortgages encumbering the Buildings as of the execution of this Lease, except for the Master Lease. Prior to the Commencement Date of this Lease, Landlord shall obtain Master Lessor’s execution and delivery of a Subordination, Non-Disturbance and Attornment Agreement in the form of Exhibit I attached to this Lease.

13.2.   ESTOPPEL CERTIFICATE.  Tenant shall, within 10 business days after receipt of a written request from Landlord, execute and deliver a commercially reasonable estoppel certificate in favor of those parties as are reasonably requested by Landlord (including a Mortgagee or a prospective purchaser of the Buildings or the Project). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any Defaults and the amount of rent that is due and payable.

ARTICLE 14.  DEFAULTS AND REMEDIES

14.1.   TENANT’S DEFAULTS.  In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a “Default” by Tenant:

(a)           The failure by Tenant to make any payment of rent required to be made by Tenant, as and when due, where the failure continues for a period of 10 business days after delivery of written notice from Landlord to Tenant.  The term “Rent” as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

(b)           The assignment, sublease, encumbrance or other Transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord unless otherwise authorized in Article 9 of this Lease.

(c)           The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

(d)           Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease (in which event the failure to perform by Tenant within such time period shall be a Default), the failure or inability by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section 14.1(d), where the failure continues for a period of 30 days after written notice from Landlord to Tenant.  However, if the nature of the failure is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in Default if Tenant commences the cure within 30 days, and thereafter diligently pursues the cure to completion.

(e)           Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law, and Landlord shall not be required to give any additional notice under California Code of Civil Procedure Section 1161, or any successor statute, in order to be entitled to commence an unlawful detainer proceeding.

14.2.   LANDLORD’S REMEDIES.

(a)           Upon the occurrence of any Default by Tenant, but only after the expiration of any applicable cure period set forth in this Lease, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

(i)           Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  Such termination shall not affect any accrued obligations of Tenant under this Lease.  Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property.  Landlord shall also be entitled to recover from Tenant:

(1)           The worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(2)           The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

(3)           The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

(4)           Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant’s default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, renovation, improvement and alteration of the Premises for a new tenant, reasonable attorneys’ fees, and any other reasonable costs; and

(5)           At Landlord’s election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law.  The term “Rent” as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease, including without limitation any sums that may be owing from Tenant pursuant to Section 4.3 of this Lease.  Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the 24 month period immediately prior to Default, except that if it becomes necessary to compute such rental before the 24 month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period.  As used in subparagraphs (1) and (2) above, the “worth at the time of award” shall be computed by allowing interest at the rate of 10% per annum.  As used in subparagraph (3) above, the “worth at the time of award” shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(ii)           Landlord may elect not to terminate Tenant’s right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due.  Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord’s interests under this Lease, shall not constitute a termination of the Tenant’s right to possession of the Premises.  In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord’s consent as are contained in this Lease.

(b)           The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.  No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any breach or Default by Tenant.  The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or Default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of the preceding breach or Default at the time of acceptance of rent, or (ii) a waiver of Landlord’s right to exercise any remedy available to Landlord by virtue of the breach or Default.  The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant’s estate shall not waive or cure a Default under Section 14.1.  No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord’s right to recover the balance of the rent or pursue any other remedy available to it.  Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or under any successor statute, in the event this Lease is terminated by reason of any Default by Tenant.  No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord.  No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

14.3.   LATE PAYMENTS.

(a)           Any Rent due under this Lease that is not paid to Landlord within 10 business days of the date when due shall bear interest at the maximum rate permitted by law from the date due until fully paid.  The payment of interest shall not cure any Default by Tenant under this Lease.  In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain.  Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises.  Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord’s designee within 10 business days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge for each delinquent payment equal to the greater of (i) 5% of that delinquent payment or (ii) $100.00; provided that Landlord shall waive the payment of said late charge for the initial delinquent payment of Basic Rent or Operating Expenses by Tenant during the Term.

(b)           Following each second consecutive installment of Basic Rent that is not paid within 10 business days following written notice of nonpayment from Landlord, Landlord shall have the option to require that beginning with the first payment of Basic Rent next due, Basic Rent shall no longer be paid in monthly installments but shall be payable quarterly 3 months in advance.  Should Tenant deliver to Landlord, at any time during the Term, 2 or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier’s check.

14.4.   RIGHT OF LANDLORD TO PERFORM.  If Tenant is in Default of any of its obligations under the Lease, Landlord shall have the right to perform such obligations.  Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord.

14.5.   DEFAULT BY LANDLORD.  Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within 30 days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than 30 days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the 30 day period and thereafter diligently pursues the cure to completion. Tenant agrees that its remedies shall be limited to a suit for actual damages and/or injunction, including relocation costs, but shall in no event include any consequential damages, lost profits or opportunity costs.

14.6.   EXPENSES AND LEGAL FEES.  Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other reasonable costs.  The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

14.7.   WAIVER OF JURY TRIAL/JUDICIAL REFERENCE.

(a)           LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

(b)           In the event that the jury waiver provisions of Section 14.7(a) are not enforceable under California law, then the provisions of this Section 14.7(b) shall apply.  It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this lease or related to the Premises will be resolved in a prompt and expeditious manner.  Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiary or affiliated entities) on any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 – 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”).  Any fee to initiate the judicial reference proceedings shall be paid by the party initiating such procedure; provided however, that the costs and fees, including any initiation fee, of such proceeding shall ultimately be borne in accordance with Section 14.6 above.  The venue of the proceedings shall be in the county in which the Premises are located.  Within 10 days of receipt by any party of a written request to resolve any dispute or controversy pursuant to this Section 14.7(b), the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections.  If the parties are unable to agree upon a referee within such 10 day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under California Code of Civil Procedure Sections 639 and 640, as same may be amended or any successor statute(s) thereto.  If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., the American Arbitration Association or similar mediation/arbitration entity.  The proposed referee may be challenged by any party for any of the grounds listed in Section 641 of the California Code of Civil Procedure, as same may be amended or any successor statute(s) thereto.  The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with California law.  The referee shall not, however, have the power to award punitive damages, nor any other damages which are not permitted by the express provisions of this Lease, and the parties hereby waive any right to recover any such damages.  The referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California law; provided, however, that the referee shall limit discovery to that which is essential to the effective prosecution or defense of the action, and in no event shall discovery by either party include more than one non-expert witness deposition unless both parties otherwise agree. The reference proceeding shall be conducted in accordance with California law (including the rules of evidence), and in all regards, the referee shall follow California law applicable at the time of the reference proceeding.  In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court.  The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Section 14.7(b).  To the extent that no pending lawsuit has been filed to obtain the appointment of a referee, any party, after the issuance of the decision of the referee, may apply to the court of the county in which the Premises are located for confirmation by the court of the decision of the referee in the same manner as a petition for confirmation of an arbitration award pursuant to Code of Civil Procedure Section 1285 et seq. (as same may be amended or any successor statute(s) thereto).

14.8   SATISFACTION OF JUDGMENT.  The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers, members or shareholders of Landlord or its constituent partners or members. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only from the interest of Landlord in the Project and out of the rent, insurance proceeds, judgments, or other income from, or related to, such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title or interest in the Project, and no action for any deficiency may be sought or obtained by Tenant.

ARTICLE 15.  END OF TERM

15.1.   HOLDING OVER.  If Tenant holds over for any period after the Expiration Date (or earlier termination of the Term) without the prior written consent of Landlord, such tenancy shall constitute a tenancy at sufferance only and a Default by Tenant; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the 1st day following the termination of this Lease and terminating 30 days following delivery of written notice of termination by either Landlord or Tenant to the other.  In either of such events, possession shall be subject to all of the terms of this Lease, except that the monthly rental shall be 100% of the total monthly rental for the month immediately preceding the date of termination for the initial 3 months of holdover, and 150% of the total monthly rental for the month immediately preceding the date of termination for each month of holdover thereafter, subject to the right of either party to terminate any such month-to-month holdover tenancy by giving 30 days prior written notice to the other party. The acceptance by Landlord of monthly hold-over rental in a lesser amount shall not constitute a waiver of Landlord's right to recover the full amount due unless otherwise agreed in writing by Landlord.  If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all direct damages or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender.  The foregoing provisions of this Section 15.1 are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law.

15.2.   MERGER ON TERMINATION.  The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

15.3.   SURRENDER OF PREMISES; REMOVAL OF PROPERTY.  Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in broom-clean condition and in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord’s obligation excepted, and shall remove or fund to Landlord the cost of removing all wallpapering and voice and/or data transmission cabling installed by or for Tenant, together with all personal property and debris, shall reconnect the Energy System serving the Buildings to Landlord’s “Master Energy System”, and shall perform all work required under Section 7.3 of this Lease and/or the Work Letter attached hereto (subject, however, to the provisions of Section I.N of the Work Letter), except for any items that Landlord may by written authorization allow to remain.  Tenant shall repair all damage to the Premises resulting from the removal and restore the affected area to its pre-existing condition, reasonable wear and tear excepted, provided that Landlord may instead elect to repair any structural damage at Tenant’s expense.  If Tenant shall fail to comply with the provisions of this Section 15.3, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand.  If requested by Landlord, and after Tenant actually surrenders possession of the Premises, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

ARTICLE 16.  PAYMENTS AND NOTICES

All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing.  Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within 5 days after demand.  All payments requiring proration shall be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable.  Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered to the other party, at the address set forth in Item 12 of the Basic Lease Provisions, by personal service, or by any courier or “overnight” express mailing service.  Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address.  The refusal to accept delivery of a notice, or the inability to deliver the notice (whether due to a change of address for which notice was not duly given or other good reason), shall be deemed delivery and receipt of the notice as of the date of attempted delivery.  If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

ARTICLE 17.  RULES AND REGULATIONS

Tenant agrees to comply with the Rules and Regulations attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Buildings, Project and/or Common Areas.  Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease or any other act or conduct by any other tenant, and the same shall not constitute a constructive eviction hereunder. Landlord’s enforcement of the Rules and Regulations shall not unfairly discriminate against Tenant.  One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other.  Tenant’s failure to keep and observe the Rules and Regulations shall constitute a default under this Lease.  In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

ARTICLE 18.  BROKER’S COMMISSION

The parties recognize as the broker(s) who negotiated this Lease the firm(s) whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease.  It is understood that Landlord's Broker represents only Landlord in this transaction and Tenant's Broker (if any) represents only Tenant.  Each party warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this

Lease, and agrees to indemnify and hold the other party harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by the indemnifying party in connection with the negotiation of this Lease.  The foregoing agreement shall survive the termination of this Lease.

ARTICLE 19.  TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer of Landlord’s interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that Tenant is duly notified of the transfer.  Any funds held by the transferor in which Tenant has an interest, including without limitation, the Security Deposit, shall be turned over, subject to that interest, to the transferee.  No Mortgagee to which this Lease is or may be subordinate shall be responsible in connection with the Security Deposit unless the Mortgagee actually receives the Security Deposit; provided, however, that Tenant shall not be required to replenish any Security Deposit not provided to Mortgagee by Landlord.  It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

ARTICLE 20.  INTERPRETATION

20.1.   NUMBER.  Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular.

20.2.   HEADINGS.  The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

20.3.   JOINT AND SEVERAL LIABILITY.  If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

20.4.   SUCCESSORS.  Subject to Sections 13.1 and 22.3 and to Articles 9 and 19 of this Lease, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns.  Nothing contained in this Section 20.4 is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

20.5.   TIME OF ESSENCE.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

20.6.   CONTROLLING LAW/VENUE.  This Lease shall be governed by and interpreted in accordance with the laws of the State of California.  Should any litigation be commenced between the parties in connection with this Lease, such action shall be prosecuted in the applicable State Court of California in the county in which the Buildings are located.

20.7.   SEVERABILITY.  If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

20.8.   WAIVER.  One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition.  Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act.  No breach of this Lease shall be deemed to have been waived unless the waiver is in a writing signed by the waiving party.

20.9.   INABILITY TO PERFORM.  In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay.  The provisions of this Section 20.9 shall not operate to excuse Tenant from the prompt payment of Rent.

20.10.   ENTIRE AGREEMENT.  This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Buildings, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect.  Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease.  No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

20.11.   QUIET ENJOYMENT.  Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

20.12.   SURVIVAL.  All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

ARTICLE 21.  EXECUTION AND RECORDING

21.1.   COUNTERPARTS.  This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

21.2.   CORPORATE AND PARTNERSHIP AUTHORITY.  If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of the entity represents and warrants that he is duly authorized to execute and deliver this Lease and that this Lease is binding upon the corporation, limited liability company or partnership in accordance with its terms.  Tenant shall, at Landlord’s request, deliver a certified copy of its organizational documents or an appropriate certificate authorizing or evidencing the execution of this Lease.

21.3.   EXECUTION OF LEASE; NO OPTION OR OFFER.  The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises.  Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

21.4.   RECORDING.  Tenant shall not record this Lease without the prior written consent of Landlord.  Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.

21.5.   AMENDMENTS.  No amendment or mutual termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest.  No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

21.6.   ATTACHMENTS.  All exhibits, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease.

ARTICLE 22.  MISCELLANEOUS

22.1.   NONDISCLOSURE OF LEASE TERMS.  Tenant acknowledges that the content of this Lease and any related documents are confidential information.  Except to the extent disclosure is required by law (including, without limitation, the lawful requirements of the Securities and Exchange Commission), Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space-planning consultants, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease or pursuant to legal requirement.

22.2.   TENANT’S FINANCIAL STATEMENTS.  The application, financial statements and tax returns, if any, submitted and certified to by Tenant as an accurate representation of its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter into this Lease.  The application and statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant’s true financial condition as of the date of execution of this Lease by Tenant.  Tenant shall during the Term furnish Landlord with current annual financial statements accurately reflecting Tenant’s financial condition upon written request from Landlord within 10 business days following

Landlord’s request; provided, however, that so long as Tenant is a publicly traded corporation on a nationally recognized stock exchange, the foregoing obligation to deliver the statements shall be waived.

22.3.   MORTGAGEE PROTECTION.  No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any  Mortgagee of a Mortgage covering the Buildings whose address has been furnished to Tenant and (b) such Mortgagee is afforded a reasonable opportunity to cure the default by Landlord (which shall in no event be less than 60 days), including, if necessary to effect the cure, time to obtain possession of the Building by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued.  Tenant shall comply with any written directions by any Mortgagee to pay Rent due hereunder directly to such Mortgagee without determining whether a default exists under such Mortgagee’s Mortgage.

LANDLORD:		TENANT:

THE IRVINE COMPANY LLC		SILICON GRAPHICS INTERNATIONAL
a Delaware limited liability company		CORP, a Delaware corporation

By	/s/ Douglas Holte	By	/s/ Jorge Titinger
	Douglas G. Holte, President		Jorge Titinger
	Office Properties		President and Chief Financial Officer

By	/s/ Steven Case
Steven M. Case
Executive Vice President,
Office Properties

EXHIBIT A

900 N. MCCARTHY BLVD., MILPITAS
1ST FLOOR

Exhibit A

1

EXHIBIT A

900 N. MCCARTHY BLVD., MILPITAS

2ND FLOOR

Exhibit A

2

EXHIBIT A-1

940 N. MCCARTHY BLVD., MILPITAS
1ST FLOOR

 Exhibit A-1

3

EXHIBIT A-1

940 N. MCCARTHY BLVD., MILPITAS
2ND FLOOR

13
12
11
10
9
8
7
6
5
4
3
2
E
D
C9
C
B1
B
A
OPEN TO BELOW
OPEN TO BELOW
OPEN TO BELOW

 Exhibit A-1

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EXHIBIT B

Operating Expenses
(Net)

(a)           From and after the Commencement Date, Tenant shall pay to Landlord, as additional rent, Tenant's Share of all Operating Expenses, as defined in Section (f) below, incurred by Landlord in the operation of the Buildings and the Project.  The term "Tenant's Share" means 100% of the Operating Expenses determined by Landlord to benefit or relate substantially to the Buildings, plus that portion of any Operating Expenses determined by multiplying the cost of such item by a fraction, the numerator of which is the Floor Area and the denominator of which is the total rentable square footage, as determined from time to time by Landlord, of all or some of the buildings in the Project including the Buildings, for expenses determined by Landlord to benefit or relate substantially to all or some of the buildings in the Project rather than any specific building.  In the event that Landlord reasonably determines that the Premises or the Buildings incur a non-proportional benefit from any expense, or is the non-proportional cause of any such expense, Landlord may allocate a greater percentage of such Operating Expense to the Premises or the Building(s) on an equitable basis.

(b)           Commencing prior to the start of the first full “Expense Recovery Period” of the Lease (as defined in Item 7 of the Basic Lease Provisions), and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant's Share of Operating Expenses for the applicable Expense Recovery Period.  Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, concurrently with payments of Basic Rent.  If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay monthly the estimated Tenant's Share of Operating Expenses in effect during the prior Expense Recovery Period; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued estimated Tenant's Share of Operating Expenses based upon the new estimate.  Landlord may from time to time change the Expense Recovery Period to reflect a calendar year or a new fiscal year of Landlord, as applicable, in which event Tenant’s Share of Operating Expenses shall be equitably prorated for any partial year.

(c)           Within 180 days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement (a “Reconciliation Statement”) showing in reasonable detail the actual or prorated Tenant's Share of Operating Expenses incurred by Landlord during such Expense Recovery Period, and the parties shall within 30 days thereafter make any payment or allowance necessary to adjust Tenant's estimated payments of Tenant's Share of Operating Expenses, if any, to the actual Tenant's Share of Operating Expenses as shown by the Reconciliation Statement.  Any delay or failure by Landlord in delivering any Reconciliation Statement shall not constitute a waiver of Landlord's right to require Tenant to pay Tenant's Share of Operating Expenses pursuant hereto.  Any amount due Tenant shall be credited against installments next coming due under this Exhibit B, and any deficiency shall be paid by Tenant together with the next installment.  Should Tenant fail to object in writing to Landlord's determination of Tenant's Share of Operating Expenses, or fail to give written notice of its intent to audit Landlord’s Operating Expenses pursuant to the provisions of the next succeeding paragraph, within 270 days following delivery of Landlord's Reconciliation Statement, Landlord's determination of Tenant's Share of Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on Tenant for all purposes and any future claims by Tenant to the contrary shall be barred.

Provided no Default has occurred, Tenant shall have the right to cause a certified public accountant, , to audit Operating Expenses by inspecting Landlord’s general ledger of expenses not more than once during any Expense Recovery Period.  However, to the extent that insurance premiums or any other component of Operating Expenses is determined by Landlord on the basis of an internal allocation of costs utilizing information Landlord in good faith deems proprietary, such expense component shall not be subject to audit so long as it does not exceed the amount per square foot typically imposed by landlords of other first class business parks in the vicinity of the Project.  Tenant shall give notice to Landlord of Tenant’s intent to audit within 270 days after delivery of Landlord’s Reconciliation Statement which sets forth Tenant’s Share of Landlord’s actual Operating Expenses to Tenant.  Such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where such accounts are maintained.  If Tenant’s audit determines that actual Operating Expenses have been overstated by more than 5%, then subject to Landlord’s right to review and/or contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit.  Tenant’s rent shall be appropriately adjusted to reflect any overstatement in Operating Expenses.  All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement, or

1

adjustment reached between Landlord and Tenant as a result thereof, shall be held in strict confidence and, except as may be required pursuant to litigation, shall not be disclosed to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees.  Landlord may require Tenant’s auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit.  Tenant shall have no right of audit with respect to any Expense Recovery Period unless the total Operating Expenses per square foot for such Expense Recovery Period, as set forth in Landlord’s annual Reconciliation Statement, exceed the total Operating Expenses per square foot during the initial Expense Recovery Period during the Term, as increased by the percentage change in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers, Los Angeles – Riverside – Orange County Area Average, all items (1982-84 = 100) (the “Index”), which change in the Index shall be measured by comparing the Index published for January of the initial Expense Recovery Period during the Term with the Index published for January of the applicable Expense Recovery Period.

(d)           Even though this Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Operating Expenses for the Expense Recovery Period in which this Lease terminates, Tenant shall within 30 days of written notice pay the entire increase over the estimated Tenant's Share of Operating Expenses already paid.  Conversely, any overpayment by Tenant shall be rebated by Landlord to Tenant not later than 30 days after such final determination.  However, in lieu thereof, Landlord may deliver a reasonable estimate of the anticipated reconciliation amount to Tenant prior to the Expiration Date of the Term, in which event the appropriate party shall fund the amount by the Expiration Date.

(e)           If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated Tenant's Share of Operating Expenses for the year, then the estimate of Tenant's Share of Operating Expenses may be increased by written notice from Landlord for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to the estimated amount of Tenant's Share of the increase.  Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Tenant’s Share thereof and the months for which the payments are due.  Tenant shall pay the increase to Landlord as part of the Tenant’s monthly payments of estimated expenses as provided in paragraph (b) above, commencing with the month in which effective.

(f)           The term "Operating Expenses" shall mean and include all Project Costs, as defined in Section (g) below, and Property Taxes, as defined in Section (h) below.

(g)           The term "Project Costs" shall mean all expenses of operation, management, repair, replacement and maintenance of the Buildings and the Project, including without limitation all appurtenant Common Areas (as defined in Section 6.2 of the Lease), and shall include the following charges by way of illustration but not limitation:  water and sewer charges; insurance premiums, deductibles  (which shall be reimbursed only in the event of a casualty), or reasonable premium equivalents should Landlord elect to self insure any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; light; power; window washing; trash pickup; pest extermination for the Common Areas; janitorial services to any interior Common Areas; heating, ventilating and air conditioning; supplies; materials; equipment; tools; reasonable fees for consulting services; access control/security costs, inclusive of the reasonable cost of improvements made to enhance access control systems and procedures; establishment of reasonable reserves for replacement of the roof  membranes of the Buildings; costs incurred in connection with compliance with any laws or changes in laws applicable to the Buildings or the Project; the cost of any capital improvements or replacements (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital improvements or replacements (or, if such capital improvements or replacements are anticipated to achieve a cost savings as to the Operating Expenses, any shorter estimated period of time over which the cost of the capital improvements or replacements would be recovered from the estimated cost savings) calculated at a market cost of funds, all as determined by Landlord, for each year of useful life or shorter recovery period of such capital expenditure whether such capital expenditure occurs during or prior to the Term; costs associated with the maintenance of an air conditioning, heating and ventilation service agreement, and maintenance of any communications or networked data transmission equipment, conduit, cabling, wiring and related telecommunications facilitating automation and control systems, remote telecommunication or data transmission infrastructure within the Buildings and/or the Project, and any other maintenance, repair and replacement costs associated with such infrastructure; capital costs associated with a requirement related to demands on utilities by Project tenants, including without limitation the cost to obtain additional voice, data and modem connections; labor; reasonably allocated wages and salaries, fringe

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benefits, and payroll taxes for administrative and other personnel directly applicable to the Buildings and/or Project, including both Landlord's personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 7.2, 10.2, and Exhibits C and F of the Lease. Tenant shall also pay a monthly management fee equal to 3% of the Basic Rent and Tenant’s Share of Operating Expenses payable under this Lease.  It is understood and agreed that Project Costs may include competitive charges for direct services (including, without limitation, management and/or operations services) provided by any subsidiary, division or affiliate of Landlord.

 (h)           The term "Property Taxes" as used herein shall include any form of federal, state, county or local government or municipal taxes, fees, charges or other impositions of every kind (whether general, special, ordinary or extraordinary) related to the ownership, leasing or operation of the Premises, Buildings or Project, including without limitation, the following:  (i) all real estate taxes or personal property taxes levied against the Premises, the Buildings or Project, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Buildings and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Buildings and/or the Project, (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, "Mello Roos" districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, and (v) taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent), and (vi) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings.  Notwithstanding the foregoing, the following shall be excluded from Property Taxes: personal and corporate general net income taxes, inheritance and estate taxes, business license taxes and assessments, franchise, gift and documentary transfer taxes, and all other Property Taxes relating to a period assessed outside the Term of this Lease.

(i)           Notwithstanding the foregoing provisions of this Exhibit B, Operating Expenses shall exclude the following:
1.
Corporate Overhead - All costs associated with the operation of the business of the entity which constitutes Landlord or Landlord’s affiliated organizations or Landlord’s managing agent (as distinguished from the costs of the operation, management, repair, replacement and maintenance of the Buildings/Project), including, but not limited to, any legal, risk management or other departmental costs of off-site personnel, corporate and/or partnership accounting and legal costs, asset management fees, administrative fees, travel and/or per diem expenses, health/sports club dues, employee parking and transportation charges, placement/recruiting expenses for employees whether they are assigned to the Buildings/Project or not, employee training programs, costs of any business licenses, all costs associated with start-up or move of a management office due to sale of the building, and change of management companies or leasing;

2.
Leasing - Any cost relating to the marketing, solicitation, negotiation and execution of leases of space in the Buildings/Project, including without limitation, promotional and advertising expenses (including tenant parties and gifts) real estate licenses and other industry  and professional certifications, tickets to special events, commissions, finders fees, and referral fees, all expenses relating to the negotiation and preparation of any lease, license, sublease or other similar document, costs of design, plans, permits, licenses, inspection, utilities, construction and clean up of tenant improvements to the Premises or the premises of other tenants or other occupants, the amount of any allowances or credits paid to or granted to tenants or other occupants of the Buildings/Project, and  attorneys’ fees, accountants’ fees, arbitration fees and other costs and expenses incurred in connection with (i) any audits conducted by any past or present tenant of the Project, (ii) any disputes with employees, present or prospective tenants or other occupants of the Project, or their assignees or subtenants, (iii) the violation or alleged violation by Landlord or by any other tenant of the Project of the terms and conditions of any lease or letter of intent to lease any space of the Project, or, (iv) the violation or alleged violation of Landlord or any other tenant of the Project of any applicable laws or regulations (but excluding the Rules and Regulations);

3.
Executive / Unrelated Salaries - Wages, salaries, fees, fringe benefits, and any other form of compensation paid to any executive employee of Landlord and/or Landlord’s managing agent above the grade of property manager or building

3

engineer (as such terms are commonly understood in the property management industry), provided, however, all wages, salaries and other compensation otherwise allowed to be included in Operating Costs shall also exclude any portion of such costs related to any employee’s time devoted to other efforts unrelated to the maintenance and operation of the Buildings/Project;

4.
Competitively Bid/Arms Length Transactions - Any amount paid by Landlord or Landlord’s managing agent to a subsidiary or affiliate of Landlord or Landlord’s managing agent, or to any party as a result of a non-competitive selection process, for management or other services to the Buildings/Project, or for supplies or other materials, to the extent the cost of such services, supplies or materials exceed the cost that would have been paid had the services, supplies or materials been provided by parties unaffiliated with the Landlord or Landlord’s managing agent on a competitive basis by reputable, professional firms customarily engaged in providing such services;

5.
Financing / Ground Lease – Mortgage payments, debt costs or other financing charges, costs of defending any lawsuits in connection with the Master Lease or any Mortgage, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interests in the Buildings/Project, bad debt loss, rent loss or any reserves thereof, any rental payments and related costs pursuant to the Master Lease or any other ground lease of land underlying all or any portion of the Buildings/Project, any costs related to any reciprocal easement agreement, and/or covenant, condition and restriction agreement, and any costs for acquiring additional land or buildings or expanding the Project;

6.
Office & Parking Charges - Any office rental and any parking charges, either actual or not, for the Landlord’s and/or Landlord’s managing agent’s management, engineering, maintenance, security, parking or other vendor personnel;

7.
Building Codes/ADA - Any cost incurred in connection with upgrading the Buildings/Project to comply with insurance requirements, life safety codes, ordinances, statutes, or other laws in effect prior to the Delivery Date, including without limitation the Americans With Disabilities Act (or similar laws, statutes, ordinances or rules imposed by the State, County, City, or other agency where the Buildings/Project is located), including penalties or damages incurred as a result of non-compliance;

8.
Hazardous Materials - Any cost or expense related to investigating, monitoring, testing, removal, cleaning, abatement or remediation of any Hazardous Materials, including toxic mold, in or about the Buildings/Project, and including, without limitation, Hazardous Materials in the ground water or soil, except to the extent Tenant is responsible for such costs as provided in Section 5.3 of the Lease;

9.
Reimbursements - Any cost of any service or items sold or provided to tenants or other occupants for which Landlord or Landlord’s managing agent has been reimbursed by such tenants or other occupants for such service or has been reimbursed by insurance or otherwise compensated by parties other than tenants of the Buildings/Project, including warranty reimbursements;

10.
Benefits to Others - Expenses in connection with services or other benefits which are provided to another tenant or occupant of the Buildings/Project and are not provided to Tenant, including, without limitation, permit, license and inspection costs incurred with respect to the installation or maintenance or tenant improvements for other tenants in the Project, or incurred in demolishing, renovating or otherwise improving, decorating, painting, or redecorating space for tenants or other occupants of the Project, and for the costs of the repairs and maintenance of the common area of a multi-tenant floor (e.g. elevator lobby, restrooms and hallways) if Tenant is a full-floor tenant and such repairs and maintenance are not provided to Tenant without separate charge therefor;

11.
Advertising/Promotion/Gifts - All advertising and promotional costs including any form of entertainment expenses, dining expenses, any costs relating to tenant or vendor relation programs including flowers, gifts, luncheons, parties and other social events, but excluding any cost associated with life safety information or education services which are provided to the tenants of the Buildings/Project;

12.	Fines & Penalties - Any fines, late charges, liquidated damages, penalties, tax penalties or related interest charges, imposed on Landlord or Landlord’s managing

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agent, and any costs resulting from the gross negligence or willful misconduct of Landlord, its agents or employees;

13.
Contributions/Dues/Subscriptions - Any costs, fees, dues, contributions or similar expenses for political, charitable, industry association or similar organizations, as well as the cost of any newspaper, magazine, trade or other subscriptions, excepting the Building’s/Project’s annual membership dues in the local Building Owners and Managers Association (“BOMA”) ;

14.
Art – Costs of purchasing, installing, maintaining, insuring and replacing sculptures, paintings, fountains or other objects of art or the display of such items in any Buildings and/or within the Project;

15.	Concessionaires - Any compensation or benefits paid to or provided to clerks, attendants or other persons in commercial concessions operated by or on behalf of the Landlord;

16.	Reserves – Except as expressly provided in Section (g) of this Exhibit B above, any reserves of any kind.

(j)	Operating Expenses shall be calculated based on the following:

1.
Net Expenses - Operating Costs and Property Taxes shall be “net” only and shall therefore be reduced by all cash discounts, trade discounts, quantity discounts, rebates, refunds, credits, or other amounts received by Landlord or Landlord’s managing agent, including any such related amounts from tenants of the Buildings/Project, for its purchase of or provision of any goods, utilities, or services;

2.	Partial Year - Operating Costs that cover a period of time not entirely within the Term of the Lease shall be prorated based on the actual number of days in the year; and
3.	Duplicate Charges - Landlord shall not include the same items in Operating Costs and/or Property Taxes that are otherwise also charged separately to others.

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EXHIBIT C

UTILITIES AND SERVICE

Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for electricity metered to the Premises, telephone, telecommunications service, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon.  Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of water, gas, sewer, refuse pickup and any other utilities and services that are not separately metered to the Premises and services, and Tenant shall pay such amount to Landlord, as an item of additional rent, within 30 days after delivery of Landlord's statement or invoice therefor.  Alternatively, Landlord may elect to include such cost in the definition of Project Costs in which event Tenant shall pay Tenant's proportionate share of such costs in the manner set forth in Section 4.2.

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EXHIBIT D

TENANT’S INSURANCE

The following requirements for Tenant’s insurance shall be in effect at the Buildings, and Tenant shall also cause any subtenant to comply with the requirements.  Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to these requirements, provided that such modifications and additions do not significantly or materially affect Tenant’s insurance premiums and/or deductibles.  Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.

1.    Tenant shall, at its sole cost and expense, commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term, procure, pay for and keep in full force and effect:  (i) commercial general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in, on or about the Premises, including but not limited to coverage for personal injury, contractual liability, independent contractors, broad form property damage, fire legal liability, products liability (if a product is sold from the Premises), and host liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises), which policy(ies) shall be written on an “occurrence” basis and for not less than $2,000,000 combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence for bodily injury, death, and property damage liability; (ii) workers’ compensation insurance coverage as required by law, together with employers’ liability insurance coverage of at least $1,000,000; (iii) with respect to improvements, alterations, and the like required or permitted to be made by Tenant under this Lease, builder’s risk insurance, in an amount equal to the replacement cost of the work; (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “special form” policy, insuring all Tenant Installations, trade fixtures, furnishings, equipment and items of personal property in the Premises, in an amount equal to not less than 90% of their actual replacement cost, which policy shall also include business interruption coverage in an amount sufficient to cover 1 year of loss.  Additionally, in the event Landlord consents to Tenant’s use, generation or storage of Hazardous Materials on, under or about the Premises pursuant to Section 5.3 of this Lease, Landlord shall have the continuing right to require Tenant, at Tenant’s sole cost and expense (provided the same is available for purchase upon commercially reasonable terms), to purchase insurance specified and approved by Landlord, with coverage not less than Five Million Dollars ($5,000,000.00), insuring (a) any Hazardous Materials shall be removed from the Premises, (b) the Premises shall be restored to a clean, healthy, safe and sanitary condition, and (c) any liability of Tenant, Landlord and Landlord’s officers, directors, shareholders, agents, employees and representatives, arising from such Hazardous Materials. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

2.    All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by responsible insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than “A-” and financial rating of not less than “VII” in the most current Best’s Insurance Report.    Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy.  A certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit and contains the required provisions, together with endorsements acceptable to Landlord evidencing the waiver of subrogation and additional insured provisions required below, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises.  Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than ten (10) days prior to the expiration of the coverage

3.    Each policy evidencing insurance required to be carried by Tenant pursuant to this Exhibit shall contain the following provisions and/or clauses satisfactory to Landlord:  (i) with respect to Tenant’s commercial general liability insurance, a provision that the policy and the coverage provided shall be primary and that any coverage carried by Landlord shall be excess of and noncontributory with any policies carried by Tenant, together with a provision including Landlord, California Diversified LLC, a Delaware limited liability company and any other parties in interest designated by Landlord as additional insureds; (ii) except with respect to Tenant's commercial general liability insurance, a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, employees, contractors or representatives. Tenant shall not be required to name Landlord as an additional insured on any excess or umbrella liability insurance policy carried by Tenant, except to the extent required by the provisions of Subsection 3(i) above.

4.    In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this ExhibitD, any insurance required by this ExhibitD, or fails to carry insurance required by any governmental authority, Landlord will provide at least 10 business days written notice to Tenant of need to evidence insurance and may at its election

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procure that insurance and pay the premiums, in which event Tenant shall repay Landlord all sums paid by Landlord if Tenant is not able to prove coverage existed, together with interest at the maximum rate permitted by law and any related costs or expenses incurred by Landlord, within 10 days following Landlord’s written demand to Tenant.

NOTICE TO TENANT:  IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD’S MANAGEMENT AGENT PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

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EXHIBIT E

RULES AND REGULATIONS

This Exhibit sets forth the rules and regulations governing Tenant's use of the Premises leased to Tenant pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached and therein made part thereof.  In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

1.           Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall, which may appear unsightly from outside the Premises.

2.           The walls, walkways, sidewalks, entrance passages, elevators, stairwells, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for smoking, loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose.  The walkways, sidewalks, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Buildings and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities.  Smoking is permitted outside the building and within the Project only in areas designated by Landlord.  Neither Tenant nor its employees, agents, contractors, invitees or licensees shall bring any firearm, whether loaded or unloaded, into the Project at any time.  Tenant shall promptly advise Landlord of any of its vendors who are permitted to have access to the roof of the Buildings.

3.           No awnings or other projection shall be attached to the outside walls of the Buildings.  No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord, which approval shall not be unreasonably withheld or delayed.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

4.           Tenant shall not mark, nail, paint, drill into, or in any way deface any part of the Premises or the Buildings except to affix standard pictures or other wall hangings on the interior walls of the premises so long as they are not visible from the exterior of the building.  Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing.  The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

5.           The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.  Any pipes or tubing used by Tenant to transmit water to an appliance or device in the Premises must be made of copper or stainless steel, and in no event shall plastic tubing be used for that purpose.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, caused it.

6.           Landlord shall direct electricians as to the manner and location of any future telephone wiring.  No boring or cutting for wires will be allowed without the prior consent of Landlord.  The locations of the telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

7.           The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises.  No exterior storage shall be allowed at any time without the prior written approval of Landlord.  The Premises shall not be used for cooking or washing clothes without the prior written consent of Landlord, or for lodging or sleeping or for any immoral or illegal purposes. Limited food preparation in the Premises shall be permitted, subject to applicable City codes and permitting and provided same does not impair the operation of the Building Systems.

8.           Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, noise, or otherwise.  Tenant shall not use, keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any

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manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases.

9.           No animals, except for seeing eye dogs, shall be permitted at any time within the Premises.

10.         Tenant shall not use the name of the Buildings or the Project in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the written consent of Landlord.  Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Project or its desirability for its intended uses, and upon written notice from Landlord any Tenant shall refrain from or discontinue such advertising.

11.         Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Project are prohibited and each Tenant shall cooperate to prevent the same.  Landlord reserves the absolute right and discretion to limit or prevent access to the Buildings by any food or beverage vendor, whether or not invited by Tenant, and Landlord may condition the access of any of Tenant’s vendors to the Project upon the vendor’s execution of an entry permit agreement which may contain provisions for insurance coverage and/or the payment of a fee to Landlord.

12.         No equipment of any type shall be placed on the Premises which exceeds the load limits of the floor or otherwise threatens the soundness of the structure or improvements of the Buildings, provided, however, that Landlord has notified Tenant in writing of such load limits.

13.         Tenant shall have access to the Buildings 24 hours each day, 7 days a week.  Regular building hours of operation are from 6:00 AM to 6:00 PM Monday through Friday and 9:00 AM to 1:00 PM on Saturday.  No air conditioning unit or other similar apparatus shall be installed or used by any Tenant without the prior written consent of Landlord, except as set forth in the Work Letter attached hereto as Exhibit X.

14.          The entire Premises, including vestibules, entrances, parking areas, doors, fixtures, windows and plate glass, shall at all times be maintained in a safe, neat and clean condition by Tenant.  All trash, refuse and waste materials shall be regularly removed from the Premises by Tenant and placed in the containers at the locations designated by Landlord for refuse collection.  All cardboard boxes must be "broken down" prior to being placed in the trash container.  All styrofoam chips must be bagged or otherwise contained prior to placement in the trash container, so as not to constitute a nuisance.  Pallets must be immediately disposed of by tenant and may not be disposed of in the Landlord provided trash container or enclosures.  Pallets may be neatly stacked in an exterior location on a temporary basis (no longer than 5 days) so long as Landlord has provided prior written approval.  The burning of trash, refuse or waste materials is prohibited.

15.          Tenant shall use at Tenant's cost such pest extermination contractor for the Premises interior as Landlord may direct and at such intervals as Landlord may require.

16.          Landlord’s vendor(s) shall be responsible, at Tenant’s expense, for any change to the exterior Premises doors. All Tenant access systems installed for the Premises shall be subject to Landlord’s override/master key in the event of an emergency.  Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to lobby(s), suite(s) and telephone & electrical room(s) which have been furnished to Tenant or which Tenant shall have had made.

17.          No person shall enter or remain within the Project while intoxicated or under the influence of liquor or drugs.  Landlord shall have the right to exclude or expel from the Project any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs.

18.          [Intentionally Deleted]

19.          [Intentionally Deleted]

20.          Landlord may from time to time grant other tenants of the Project individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant.

21.          Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises.  Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

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EXHIBIT F

PARKING

Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 11 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned, on those portions of the Common Areas designated by Landlord for parking.  Tenant shall not use more parking spaces than such number.  All parking spaces shall be used only for parking of vehicles no larger than full size passenger automobiles, sport utility vehicles or pickup trucks.  Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.  If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant.  Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas.  There shall be no parking of any vehicles for longer than a forty-eight (48) hour period unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner's expense.  Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole negligence or willful misconduct of Landlord.  Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas.  Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable, provided that Landlord shall not reduce the number and/or materially alter the size of the parking spaces allocated to Tenant as set forth in Item 11 of the Basic Lease Provisions .  Any person using the parking area shall observe all directional signs and arrows and any posted speed limits.  In no event shall Tenant interfere with the use and enjoyment of the parking area by other tenants of the Project or their employees or invitees.  Parking areas shall be used only for parking vehicles.  Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for longer than 48-hours, is prohibited unless otherwise authorized by Landlord.  Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant's employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage.  Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas.

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EXHIBIT G

ADDITIONAL PROVISIONS

The following additional provisions shall be binding on Landlord and Tenant:

1.    LANDLORD’S RESPONSIBILITIES.

(a)        Landlord shall correct, repair and/or replace any non-compliance of the Common Areas of the Project and the restrooms of the Buildings with all building permits and codes in effect and applicable as of the Delivery Date of this Lease, including without limitation, the provisions of Title III of the Americans With Disabilities Act (“ADA”). Said costs of compliance shall be Landlord’s sole cost and expense and shall not be part of Project Costs.  Landlord shall correct, repair or replace any non-compliance of the Common Areas with any revisions or amendments to applicable building codes, including the ADA, becoming effective after the execution of this Lease, provided that the amortized cost of such repairs or replacements (amortized over the useful life thereof) shall be included as Project Costs payable by Tenant.  All other ADA compliance issues which pertain to the Premises, including without limitation, in connection with Tenant’s construction of the Tenant Improvements, any Alterations or other improvements in the Premises (and any resulting ADA compliance requirements in the Common Areas if Landlord shall consent to same as more particularly provided in Section 7.3 of this Lease) and the operation of Tenant’s business and employment practices in the Premises, shall be the responsibility of Tenant at its sole cost and expense.  The repairs, corrections or replacements required of Landlord or of Tenant under the foregoing provisions of this Section shall be made promptly following notice of non-compliance from any applicable governmental agency.

(b)        Landlord warrants to Tenant that the roof, plumbing, fire sprinkler and alarm system, lighting, heating, ventilation and air conditioning systems and electrical systems serving the Premises shall be in compliance with all current codes and regulations in effect on the Delivery Date, and shall warrant that the roof and all of the foregoing systems shall be in good operating condition on the Delivery Date and during the initial 12 months following the Delivery Date.  Notwithstanding the foregoing, Landlord’s warranty obligation contained in this Section  shall not apply:  (i) to the costs and expenses of periodic maintenance of the roof, plumbing, fire sprinkler system, lighting, heating, ventilation and air conditioning systems and electrical systems serving the Premises, (ii) to the extent of the negligence or willful misconduct by Tenant, its employees, agents, contractors, licensees or invitees (in which case Tenant shall be responsible for the reasonable costs of such repairs and/or replacements), nor (iii) to the extent impaired by Tenant’s construction of the Tenant Improvements.  Provided that Tenant shall notify Landlord of a non-compliance with the foregoing warranty on or before 12 months following the Delivery Date, then Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth the nature and extent of such non-compliance, rectify same at Landlord’s cost and expense (and not a Project Cost).

2.    COMMON AREA UPGRADES/BUILDING ENTRY.  Landlord, at Landlord’s sole cost and expense, shall perform upgrades to the main entrance to the Buildings, utilizing Landlord’s standard materials and finishes.  In addition, Landlord, at Landlord’s sole cost and expense, shall construct and install those amenities to the outdoor seating area as shown on Exhibit G-2 attached hereto (the “Amenities Plan”).

3.    RIGHT TO EXTEND THIS LEASE.   Provided that no Default has occurred under any provision of this Lease, either at the time of exercise of the extension right granted herein or at the time of the commencement of such extension, and provided further that Tenant is occupying the entire Premises and has not assigned or sublet any of its interest in this Lease, then Tenant may extend the Term of this Lease for one (1) extension period of 60 months.  Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than 18 months or more than 9 months prior to the Expiration Date of the Term, Tenant's written notice of its intent to extend (the “Tenant’s Intent Notice”).  The Basic Rent payable under the Lease during any extension of the Term shall be determined as provided in the following provisions.

Following Tenant’s delivery of Tenant’s Intent Notice, if Landlord and Tenant have not by then been able to agree upon the Basic Rent for the extension period, then Landlord shall notify Tenant in writing of the Basic Rent that would reflect the prevailing market rental rate for a 60-month renewal of comparable space in the Project and in the greater Milpitas and  San Jose areas(together with any increases thereof during the extension period) as of the commencement of the extension period ("Landlord's Determination").  Within 30 days following the delivery of the Landlord’s Determination to Tenant, Tenant shall either: (i) deliver

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its notice to Landlord that Tenant irrevocably withdraws its intent to extend the Term in accordance with the provisions of this Section (in which event Tenant’s right to extend the Term pursuant to this Section shall thereupon automatically terminate without further force or effect), or (ii) deliver its irrevocable commitment to extend the Term (the “Commitment Notice”), which Commitment Notice shall be accompanied by Tenant’s determination, if different than Landlord’s Determination, of the prevailing market rental rate for a 60-month renewal of comparable space in the Project and in the greater Milpitas and San Jose areas (together with any increases thereof during the extension period) as of the commencement of the extension period (“Tenant’s Determination”).  Tenant’s failure to deliver either of the notices pursuant to Subsections (i) or (ii) above within said 30-day period shall be deemed to constitute Tenant’s election to irrevocably withdraw its intent to extend pursuant to Subsection (i) above.  Within 10 days following delivery of the Commitment Notice by Tenant pursuant to Subsection (ii) above, the parties shall attempt to agree on an appraiser to determine the fair market rental.  If the parties are unable to agree in that time, then each party shall designate an appraiser within 10 days thereafter.  Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the fair market rental.   Should each of the parties timely designate an appraiser, then the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair market rental for the Premises.  Any appraiser designated hereunder shall have an MAI certification with not less than 5 years’ experience in the valuation of commercial industrial buildings in the vicinity of the Project.

Within 30 days following the selection of the appraiser and such appraiser's receipt of the Landlord's Determination and the Tenant's Determination, the appraiser shall determine whether the rental rate determined by Landlord or by Tenant more accurately reflects the fair market rental rate for the 60-month renewal of the Lease for the Premises, as reasonably extrapolated to the commencement of the extension period.  Accordingly, either the Landlord's Determination or the Tenant's Determination shall be selected by the appraiser as the fair market rental rate for the extension period.   In making such determination, the appraiser shall consider rental comparables for the Project and in the greater Milpitas and San Jose areas with appropriate adjustment for location and quality of project , including factors for tenant improvement allowances and other relevant economic concessions then being granted for lease renewals, but the appraiser shall not attribute any factor for brokerage commissions in making its determination of the fair market rental rate.  At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed fair market rental.  The fees of the appraiser(s) shall be borne entirely by the party whose determination of the fair market rental rate was not accepted by the appraiser.

Within 20 days after the determination of the fair market rental, Landlord shall prepare an appropriate amendment to this Lease for the extension period, and Tenant shall, upon review and acceptance, execute and return same to Landlord within 10 days after Tenant’s receipt of same.  Should the fair market rental not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

If Tenant fails to timely exercise the extension right granted herein within the time period expressly set forth for exercise by Tenant in the initial paragraph of this Section, Tenant's right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord.  Tenant’s rights under this Section shall belong solely to Silicon Graphics International Corporation, a Delaware corporation, and any attempted assignment or transfer of such rights (except in connection with a Permitted Transfer of this Lease) shall be void and of no force and effect.  Tenant shall have no other right to extend the Term beyond the single 60 month extension period created by this Section..  Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this Section.

4.    TENANT’S RIGHT TO TERMINATE.   Provided that no Default has occurred under any provision of this Lease, either at the time of Tenant’s election of its right to terminate granted herein or as of the effective Termination Date, Tenant shall have the one-time right to terminate this Lease in its entirety or its leasing of either the 900 N. McCarthy Premises or the 940 N. McCarthy Premises in their entirety, effective as of the expiration of the 84th full calendar of the Term following the Commencement Date (the “Termination Date”), provided Tenant has delivered its irrevocable written notice of such election to terminate (the “Termination Notice”) to Landlord not later than 9 months prior to the Termination Date. The Termination Notice shall irrevocably specify whether Tenant’s election to terminate is to the Lease in its entirety or as to either the 900 N. McCarthy Premises or the 940 N. McCarthy Premises, and in the absence of such specification, the termination shall be deemed to be for the entire Lease.   All rental and

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other costs due under this Lease for the Premises shall be due and payable by Tenant to Landlord through the Termination Date.  In addition, should Tenant exercise the foregoing right to terminate, Tenant shall pay to Landlord, within 30 days following invoicing by Landlord, a separate termination fee, in the following amount: (i) $929,384.00 if the termination is as to the Lease in its entirety, (ii) $419,245.00 if the termination is only as to the 900 N McCarthy Premises, or (iii) $510,139.00 if the termination is only as to the 940 N McCarthy Premises.  Any such termination by Tenant shall not abrogate any obligation existing under the Lease as of the Termination Date or otherwise attributable to Tenant’s occupancy thereof.

5.    LICENSE FOR GENERATOR.  Tenant shall have the right to install in a location designated by Landlord one (1) generator and enclosure to supply back-up electrical power to the Premises in the event of a reduction or interruption in the supply of normal electrical power to the Premises (the “Generator”).  Tenant’s rights under this Section shall be subject to the following additional terms and provisions:  (a) the exercise of Tenant’s rights under this Section shall be subject to Tenant’s compliance, at its sole cost and expense, with all laws and acquisition of all approvals and permits required, from applicable governmental authorities; (b) the installation, maintenance, repair, monitoring and removal of the Generator shall be at Tenant’s sole cost and expense; (c) if installed in the parking areas, the space taken up by the Generator shall be counted towards the parking spaces allocated to Tenant pursuant to Item 11 of the Basic Lease Provisions; (d) Tenant shall comply with all reasonable requirements imposed by Landlord in connection therewith (including, without limitation, Landlord’s prior approval of the screening of the Generator and operational issues relating to the use of Hazardous Materials in connection therewith), and shall provide Landlord with evidence of such compliance in such form and at such times as Landlord requires; (e) Tenant shall maintain and repair the Generator, and shall be responsible for all reporting, monitoring, clean up and remediation activities and costs pertaining to the Generator during the Term of this Lease (including, without limitation, the obligations under Section 5.3 of the Lease respecting Hazardous Materials used, stored and/or released from the Generator; and (f) unless Landlord otherwise agrees in writing, Tenant shall remove the Generator  and enclosure at the expiration or earlier termination of the Lease in accordance with the provisions of Section 15.3 of the Lease (and shall obtain a customary closure certificate from applicable governmental authorities in connection with such removal), and shall repair any damage to the Buildings or Common Areas that occurs in connection with such removal. Landlord agrees to reasonably cooperate with Tenant, but at no additional cost or expense to Landlord, in obtaining any required permits and approvals for the Generator.

6.    LICENSE FOR SUPPLEMENTAL COOLING.  Tenant shall have the right to install, a mechanic’s pad for a chilled water system (or similar technology) to supply additional cooling to the Premises (the “Supplemental Cooling System”). The Supplemental Cooling System shall be installed either (i) on the roof of the Building, subject to (A) Landlord’s reasonable approval of the screening thereof (and that no penetration of such screening shall be permitted), and (B) Landlord’s prior approval of the engineering for, and any structural accommodation of, the installation thereof on the Building roof, or (ii) within the existing trash enclosure with all connections to and from the Building buried below grade up to the Building exterior, provided that any above grade penetration of the Building envelope shall be screened by the existing hedge so as not to be visible from the Building exterior.  Tenant’s rights under this Section shall be subject to the following additional terms and provisions:  (a) the exercise of Tenant’s rights under this Section shall be subject to Tenant’s compliance, at its sole cost and expense, with all laws and acquisition of all approvals and permits required, from applicable governmental authorities; (b) the installation, maintenance, repair, monitoring and removal of the Supplemental Cooling shall be at Tenant’s sole cost and expense; (c) unless Landlord otherwise agrees in writing, Tenant shall remove the Supplemental Cooling System  and the pad at the expiration or earlier termination of the Lease in accordance with the provisions of Section 15.3 of the Lease (and shall obtain a customary closure certificate from applicable governmental authorities in connection with such removal), and shall repair any damage to the Building that occurs in connection with such removal; (d) Tenant shall comply with all reasonable requirements imposed by Landlord in connection therewith (including, without limitation, Landlord’s prior approval of the screening of the Supplemental Cooling and operational issues relating to the use of Hazardous Materials in connection therewith), and shall provide Landlord with evidence of such compliance in such form and at such times as Landlord requires; (e) Tenant shall maintain and repair the Supplemental Cooling, and shall be responsible for all reporting, monitoring, clean up and remediation activities and costs pertaining to the Supplemental Cooling system (including, without limitation, the obligations under Section 5.3 of the Lease respecting Hazardous Materials used, stored and/or released from the Supplemental Cooling); (f) Tenant shall remove the Supplemental Cooling  and enclosure at the expiration or earlier termination of the Lease in accordance with the provisions of Section 15.3 of the Lease (and shall obtain a customary closure certificate from applicable governmental authorities in connection with such removal), and shall repair any damage to the Buildings or Common Areas that occurs in connection with such removal.  Landlord agrees to reasonably

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cooperate with Tenant, but at no additional cost or expense to Landlord, in obtaining any required permits and approvals for the Supplemental Cooling.

7.    COMMUNICATIONS EQUIPMENT.  Landlord hereby grants to Tenant a non-exclusive license (the “License”) to install, maintain and operate on the roof of each the Buildings a single antenna or satellite dish not exceeding forty-eight inches (48”) in height or thirty-six inches (36”) in diameter (the “Antenna”) in accordance with and subject to the terms and conditions set forth below.  The Antenna shall be installed at a location designated by Landlord and reasonably acceptable to Tenant (“Licensed Area").  The Licensed Area shall be considered to be a part of the Premises for all purposes under the Lease, and except as otherwise expressly provided in this Section all provisions applicable to the use of the Premises under the Lease shall apply to the Licensed Area and its use by Tenant.

(1)           The Term of the License shall be coterminous with this Lease;

(2)           Tenant shall not be obligated to pay any license fee for the use of the Licensed Area pursuant to this Section during the Term of this Lease.

(3)           Tenant shall use the Licensed Area only for the installation, operation, repair, replacement and maintenance of the Antenna and the necessary mechanical and electrical equipment to service said Antenna and for no other use or purpose.  The installation of the Antenna and all equipment and facilities related thereto, including any required  screening for the Antenna and any required conduit from the Premises to the Antenna, shall be deemed to constitute an Alteration subject to the provisions of Section 7.3 of the Lease, provided that Landlord shall not unreasonably withhold its approval of the same.  Landlord may require appropriate screening for the Antenna as a condition of Landlord’s approval of the installation of the Antenna.  Tenant may have access to the Licensed Area for such uses during normal business hours and at times upon reasonably prior notice to Landlord and shall reimburse Landlord for any reasonably out-of-pocket expenses incurred by Landlord in connection therewith;

(4)           The Antenna shall be used only for transmitting and/or receiving data, audio and/or video signals to and from Tenant’s facilities within the Premises for Tenant’s use, and shall not be used or permitted to be used by Tenant for purposes of broadcasting signals to the public or to provide telecommunications or other communications transmitting or receiving services to any third parties;

(5)           Landlord reserves the right upon reasonable prior written notice to Tenant to require the removal of the Antenna should Landlord reasonably determine that its presence results in material damage to the Buildings unless Tenant makes satisfactory arrangements to protect Landlord therefrom;

(6)           Tenant shall require its employees, when using the Licensed Area, to stay within the immediate vicinity thereof.  In addition, in the event any communications system or broadcast or receiving facilities are operating in the area, Tenant shall at all times during the term of the License conduct its operations so as to ensure that such system or facilities shall not be subjected to harmful interference as a result of such operations by Tenant.  Upon notification from Landlord of any such interference, Tenant agrees to immediately take the necessary steps to correct such situation, and Tenant’s failure to do so shall be deemed a default under the terms of this Lease.

(7)           During the term of the License, Tenant shall comply with any standards promulgated by applicable governmental authorities or otherwise reasonably established by Landlord regarding the generation of electromagnetic fields.  Should Landlord determine in good faith at any time that the Antenna poses a health or safety hazard to occupants of the Buildings, Landlord may require Tenant to make arrangements satisfactory to Landlord to mitigate such hazard or, if Tenant either fails or is unable to make such satisfactory arrangements, to remove the Antenna.  Any claim or liability resulting from the use of the Antenna or the Licensed Area shall be subject to the indemnification provisions of this Lease applicable to Tenant’s use of the Premises;

(8)           During the term of the License, Tenant shall pay all taxes attributable to the Antenna and other equipment owned and installed by Tenant, and Tenant shall assure and provide Landlord with evidence that the Licensed Area and Tenant’s use thereof are subject to the insurance coverages otherwise required to be maintained by Tenant as to the Premises pursuant to Exhibit D; and

(9)           Upon the expiration or sooner termination of the Lease, Tenant shall remove the Antenna and all related equipment and facilities, including any conduit from the Premises to the Antenna, from the Licensed Area and any other portions of the Buildings within or upon

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which the same may be installed, and shall restore the Licensed Area and all other areas affected by such removal to their original condition, reasonable wear and tear excepted, all at its sole cost and expense.

8.    24/7 ACCESS/TENANT’S SECURITY POLICIES, PROCEDURES AND EQUIPMENT.  Subject to the terms and conditions of this Lease, Tenant shall have access to the Buildings 24 hours per day/7 days per week. Additionally, Tenant shall have the right, at its sole discretion and expense, to install its own electronic security systems within the Premises, including card key and CCTV system (“Tenant’s Security Systems”), provided that any portions of Tenant’s Security Systems visible from the exterior of the Premises shall be subject to the reasonable approval of Landlord as to appearance and conformity with the architectural integrity of the Buildings, and provided further that Landlord shall reasonably approve the operating attributes of the Tenant’s Security Systems. Tenant shall remove the Tenant’s Security Systems from the Premises and shall repair all damage to the Buildings occasioned thereby prior to the Expiration Date or earlier termination of this Lease.

9.    RIGHT OF FIRST OFFER. Provided that no Default has occurred under any provision of this Lease, either at the time of the delivery of “Landlord’s Notice” or at the time of the delivery of “Tenant’s Notice” (as hereinafter defined),  Landlord hereby grants Tenant a continuing right (“First Right”) to lease the building located at 920 N. McCarthy Blvd., Milpitas, California, which space more particularly described on Exhibit G-1 attached hereto (the “First Right Space”), in accordance with and subject to the provisions of this Section; provided that this First Right shall not be effective until the Commencement Date of this Lease shall occur and shall cease to be effective during the final 12 months of the Term unless and until Tenant exercises its extension option set forth in Section 3 of this Exhibit G.  Except as otherwise provided below, prior to leasing the First Right Space, or any portion thereof, to any other party during the period that this First Right is in effect, Landlord shall give Tenant written notice (the “Landlord’s Notice”) of the basic economic terms including but not limited to the Basic Rent, term, operating expense base, security deposit, and tenant improvement allowance (collectively, the “Economic Terms”), upon which Landlord is willing to lease such particular First Right Space to Tenant or to a third party; provided that the Economic Terms shall exclude brokerage commissions and other Landlord payments that do not directly inure to the tenant’s benefit.  It is understood that should Landlord intend to lease other office space in addition to the First Right Space as part of a single transaction, then Landlord’s Notice shall so provide and all such space shall collectively be subject to the following provisions.  Within 7 business days after delivery of Landlord’s Notice, Tenant must give Landlord written notice (the “Tenant’s Notice”) pursuant to which Tenant shall elect to (i) lease all, but not less than all, of that portion of the First Right Space specified in Landlord’s notice (the “Designated Space”) upon such Economic Terms and the same non-Economic Terms as set forth in this Lease; (ii) refuse to lease the Designated Space, specifying that such refusal is not based upon the Economic Terms, but upon Tenant’s lack of need for the Designated Space, in which event Landlord may lease the Designated Space to a third party upon any terms it deems appropriate (provided that Landlord shall repeat the procedures specified in this Section if the Economic Terms in its lease to the third party are greater than 10% more favorable than the Economic Terms contained in Landlord’s Notice; or (iii) refuse to lease the Designated Space, specifying that such refusal is based upon said Economic Terms, in which event Tenant shall also specify revised Economic Terms upon which Tenant shall be willing to lease the Designated Space.  In the event that Tenant does not so respond in writing to Landlord’s Notice within said period, Tenant shall be deemed to have elected clause (ii) above.  Any Tenant’s Notice electing either clause (i) or clause (iii) above shall be accompanied by Tenant’s then current annual financial statements, inclusive of Tenant’s most current balance sheet; and should such statements reveal that Tenant’s net worth has materially decreased since the execution of this Lease, Landlord shall have no obligation to lease the Designated Space to Tenant and may instead lease same to any third party.  In the event Tenant’s Notice elects clause (iii) above, Landlord may elect to either (x) lease the Designated Space to Tenant upon such revised Economic Terms and the same other non-Economic Terms as set forth in this Lease, or (y) lease the Designated Space to any third party upon Economic Terms which are not materially more favorable to such party than those Economic Terms proposed by Tenant.  Should Landlord so elect to lease the Designated Space to Tenant, then Landlord shall promptly prepare and deliver to Tenant an amendment to this Lease consistent with the foregoing, and Tenant shall execute and return same to Landlord within 10 days.  Tenant’s failure to timely return the amendment shall entitle Landlord to specifically enforce Tenant’s commitment to lease the Designated Space, to lease such space to a third party, and/or to pursue any other available legal remedy.  In the event that Landlord leases the First Right Space, or any portion thereof, to a third party in accordance with the provisions of this Section, and during the effective period of this First Right the First Right Space, or any portion thereof, shall again become available for reletting, then prior to Landlord entering into any such new lease with a third party for the First Right Space, Landlord shall repeat the procedures specified above in this Section.  Notwithstanding the foregoing, it is understood that Tenant’s First Right shall be subject to any extension or expansion rights which may hereafter be granted by Landlord to any third party tenant now or hereafter occupying the

6

First Right Space or any portion thereof, and Landlord shall in no event be obligated to initiate this First Right prior to leasing any portion of the First Right Space to the then-current occupant thereof.  Tenant’s rights under this Section shall belong solely to Silicon Graphics International Corporation, a Delaware corporation, and any attempted assignment or transfer of such rights (except in connection with a Permitted Transfer of this Lease) shall be void and of no force and effect.

7

EXHIBIT G-1

FIRST RIGHT SPACE

8

EXHIBIT G-2

Amenities Plan

2

EXHIBIT H

LANDLORD’S DISCLOSURES

NONE

1

Exhibit I

NONDISTURBANCE AGREEMENT

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Company.
Street Address
City, State, Zip Code
Attention:

THIS SPACE ABOVE FOR RECORDER’S USE

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of , by and among CALIFORNIA DIVERSIFIED LLC, a Delaware limited liability company (“Ground Lessor”), SILICON GRAPHICS INTERNATIONAL CORP, a Delaware corporation (“Tenant”) and THE IRVINE COMPANY, LLC, a Delaware limited liability company (formerly known as The Irvine Company, a Delaware corporation) (“Landlord”).

RECITALS:

A.
Ground Lessor is the present fee simple owner of that certain premises described in Exhibit A attached hereto (the “Property”) and which Property is leased to Landlord, as tenant, pursuant to the terms of that certain Lease dated December 31, 2003 (“Ground Lease”).

B.
Tenant is the holder of a leasehold estate in a portion of the Property (“Premises”) under and pursuant to the provisions of that certain name of lease dated ___________ , by and between Landlord, as landlord, and Tenant, as tenant (the “Lease”).

C.
Tenant has agreed to acknowledge that the Lease is subordinate to the Ground Lease and to Ground Lessor’s interest in the Property and Ground Lessor has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Tenant, Ground Lessor and Landlord agree as follows:

1.            Subordination.  The Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the terms, covenants and provisions of the Ground Lease and to Ground Lessor’s interest in the Property, including without limitation, all renewals, modifications, amendments and extensions thereof and to all sums due thereunder with the same force and effect as if the Ground Lease and any renewals, modifications, amendments and extensions had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2.            Non-Disturbance.  If any action or proceeding is commenced by Ground Lessor for the termination of the Ground Lease and/or the unlawful detainer of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder, and the termination of the Ground Lease and/or unlawful detainer of the Property in any such action or proceeding and the exercise by Ground Lessor of any of its other rights under the Ground Lease shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such termination, unlawful detainer or exercise of any such other rights (a) the term of the Lease shall have commenced pursuant to the provisions therefor or possession for purposes of pursuing tenant improvements has been tendered, (b) Tenant and/or it’s subtenants shall be in possession of the premises demised under the Lease, (c) the Lease shall be in full force and effect and (d) Tenant shall not be in default following all applicable notice and cure periods under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed.

3.              Attornment.  If Ground Lessor or any other subsequent purchaser of the Property shall become the landlord of the Premises by reason of the termination of the Ground Lease or by reason of any other enforcement of the Ground Lease (Ground Lessor or such other purchaser and landlord being hereinafter referred as “Subsequent Landlord”), and the conditions set forth in Section 2 above have been met at the time Subsequent Landlord becomes landlord of the Premises, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Subsequent Landlord and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Subsequent Landlord and Subsequent Landlord by virtue of such termination of the Ground Lease shall be deemed to have agreed to accept such attornment, provided, however, that Subsequent Landlord shall not be (a) liable for the failure of any prior landlord (any such prior landlord, including Landlord and any successor landlord, being hereinafter referred to as a “Prior Landlord”) to perform any of its obligations under the Lease which have accrued prior to the date on which Subsequent Landlord shall become the landlord of the Premises, provided that the foregoing shall not limit Subsequent Landlord’s obligations under the Lease to correct any conditions of a continuing nature that (i) existed as of the date Subsequent Landlord shall become the landlord of the Premises and (ii) violate Subsequent Landlord’s obligations as landlord under the Lease; provided further, however, that Subsequent Landlord shall have received written notice of such omissions, conditions or violations and has had a reasonable opportunity to cure the same, all pursuant to the terms and conditions of the Lease, (b) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Subsequent Landlord shall become the landlord of the Premises, if any, (c) liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Subsequent Landlord, provided, however, that Tenant shall not be required to replenish any Security Deposit not provided to Subsequent Landlord by Prior Landlord, (d) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Subsequent Landlord or (ii) such prepayment shall have been expressly approved by Subsequent Landlord, (e) bound by any agreement terminating or amending or modifying the rent, term, commencement date or other material term of the Lease, or any voluntary surrender of the premises demised under the Lease, made without Ground Lessor’s or Subsequent Landlord’s prior written consent in violation of the terms of the Ground Lease prior to the time Subsequent Landlord succeeded to Landlord’s interest or (f) bound by any assignment of the Lease or sublease of the Premises, or any portion thereof, made prior to the time Subsequent Landlord succeeded to Landlord’s interest other than if pursuant to the provisions of the Lease.  In the event that any liability of Subsequent Landlord does arise pursuant to this Agreement, such liability shall be limited and restricted to Subsequent Landlord’s interest in the Property and shall in no event exceed such interest.  Alternatively, upon the written request of Ground Lessor or its successors or assigns, Tenant shall enter into a new lease of the Premises with Ground Lessor or such successor or assign for the then remaining term of the Lease, upon the same terms and conditions as contained in the Lease, except as otherwise specifically provided in this Agreement.

4.            Notice to Ground Lessor and Right to Cure.  Tenant shall notify Ground Lessor of any default by Landlord under the Lease and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of an abatement shall be effective unless Ground Lessor shall have received notice of default giving rise to such cancellation or abatement and (i) in the case of any such default that can be cured by the payment of money, until thirty (30) days shall have elapsed following the giving of such notice or (ii) in the case of any other such default, until a reasonable period for remedying such default shall have elapsed following the giving of such notice, including such time as may be necessary to terminate the Ground Lease and acquire possession of the Property if possession is necessary to effect such cure, provided Ground Lessor, with reasonable diligence, shall (a) pursue such remedies as are available to it under the Ground Lease so as to be able to remedy the default, and (b) thereafter shall have commenced and continued to remedy such default or cause the same to be remedied.  Notwithstanding the foregoing, Ground Lessor shall have no obligation to cure any such default.

5.            Notices.  All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission (if sent by facsimile transmission, with a copy sent via First Class Mail within one (1) Business Day (as defined below) following such facsimile transmission), (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:

From and after the “Commencement Date” of the Lease:

SILICON GRAPHICS INTERNATIONAL CORPORATION
900 N. McCarthy Blvd
Milpitas, CA 95035

Prior to the “Commencement Date” of the Lease:

SILICON GRAPHICS INTERNATIONAL CORPORATION
46600 Landing Parkway
Fremont, CA 94538

If to Landlord: The Irvine Company, LLC 111 Innovation Drive Irvine, California 92617 Attention: General Counsel
If to Ground Lessor: California Diversified LLC c/o Diversified Real Estate Investors, LLC 111 Innovation Drive Irvine, California 92617 Attention: General Counsel

or addressed as such party may from time to time designate by written notice to the other parties.  For purposes of this Section 5, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the state where the Property is located.  Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

6.              Successors and Assigns.  Upon execution and delivery by all three parties, this Agreement shall be binding upon and inure to the benefit of Ground Lessor, Tenant and Subsequent Landlord and their respective successors and assigns.

7.              Governing Law.  This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

8.              Miscellaneous.  This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.  If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.  This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.  The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

9.              Joint and Several Liability.  If Tenant consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several.

10.            Definitions.  The term “Ground Lessor” as used herein shall include the successors and assigns of Ground Lessor and any person, party or entity which shall become the owner of the Property by any manner whatsoever.  The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease, but shall not mean or include Ground Lessor.  The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Ground Lease.

11.            Further Acts.  Tenant will, at the cost of Tenant, and without expense to Ground Lessor, execute, acknowledge and deliver all and every such further instruments and assurances as Ground Lessor shall, from time to time, reasonably require, for the better assuring and confirming unto Ground Lessor the property and rights hereby intended now or hereafter so to be.

12.             Limitations on Subsequent Landlord’s Liability.  In no event shall the Subsequent Landlord, nor any heir, legal representative, successor, or assignee of the Subsequent Landlord have any personal liability for the obligations of Landlord under the Lease and should the Subsequent Landlord succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Subsequent Landlord in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Subsequent Landlord as landlord under the Lease, and no other property or assets of any Subsequent Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Landlord to perform any such material obligation.

13.            Estoppel Certificate.  Tenant, shall, from time to time, within the time period set forth in the Lease for delivery of estoppel certificates by Tenant, execute, acknowledge and deliver to Ground Lessor an estoppel certificate in form and content required of Tenant under the Lease and such additional statements as Ground Lessor shall reasonably request.

IN WITNESS WHEREOF, Ground Lessor, Tenant and Landlord have duly executed this Agreement as of the date first above written.

Landlord:		Tenant:

THE IRVINE COMPANY, LLC a Delaware limited liability company		SILICON GRAPHICS INTERNATIONAL CORP, a Delaware corporation
(formerly known as The Irvine Company, a Delaware corporation)

By: __________________________	By	____________________________________________________
Name: __________________________		Jorge Titinger
Its: _____________________________		President and Chief Financial Officer

By: __________________________
Name: Jeffrey J. Wallace
Its: Assistant Secretary

Ground Lessor:

CALIFORNIA DIVERSIFIED LLC
a Delaware limited liability company

By: __________________
Name: John A. Flynn
Its: Executive Vice President

By: __________________
Name: Patricia Frobes
Its: Secretary

(notary acknowledgements to follow on succeeding pages)

STATE OF                                                      )
)  ss.
COUNTY OF                                                                )

On _____________, before me, the undersigned, a Notary Public in and for said County and State, personally appeared _______________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the within instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

_______________________________
Notary Public

STATE OF                                                      )
)  ss.
COUNTY OF                                                                )

On _____________, before me, the undersigned, a Notary Public in and for said County and State, personally appeared _______________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the within instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

_______________________________
Notary Public

EXHIBIT A

LEGAL DESCRIPTION

Exhibit A

LEGAL DESCRIPTION

Real property in the City of Milpitas, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

All that certain real property lying within the City of Milpitas, County of Santa Clara, State of California, being adjusted Parcel one as described in that certain Resolution of the City council of the City of Milpitas Authorizing the Lot Line Adjustment, recorded June 30, 2000 under Document no. 15297694, Santa Clara County Records. And further described as being all of Parcel One as shown on that certain Parcel Map filed for record on April 28, 1998 in Book 701 of Maps at pages 32 and 33, Santa Clara County Records.

Excepting therefrom that portion of said Parcel One described as follows:

Beginning at the northwest corner of Parcel One;
Thence North 73 deg. 34' 12" East 1162.81 feet along the northerly line of said Parcel One to the northeast corner of said Parcel One;
Thence South 8 deg. 05' 10' East 286.06 feet along on the easterly line of said Parcel One;
Thence South 81 deg. 54' 50" West 1155.25 feet to a point on the westerly line of said Parcel One and the beginning of a non-tangent curve to the right, to which point a radial line bears South 81 deg. 33"37" West; Thence northerly along said westerly line, along said non-tangent curve to the right with a radius of 1260.00 feet, through a central angle of 5 deg. 20' 29" for an arc length of 117.46 feet to said Point of Beginning.

A.P.N.: 022-29-034

PARCEL TWO:

All that certain real property lying within the City of Milpitas, County of Santa Clara, State of California, being adjusted Parcel two as described in that certain Resolution of the City Council of the City of Milpitas Authorizing the Lot Line Adjustment, recorded June 30, 2000 under Document no. 15297694, Santa Clara County Records. And further described as being all of Parcel Two as shown on that certain Parcel Map filed for record on April 28, 1998 in Book 701 of Maps at pages 32 and 33, Santa Clara County Records.

Together with that portion of Parcel One, as said Parcel is shown on said Parcel Map described as follows:

Beginning at the Northwest corner of said Parcel One; thence North 73° 34' 12" East 1162.81 feet along the Northerly line of said Parcel One to the Northeast corner of said Parcel One: thence South 8° 05' 10" East 286.06 feet along the Easterly Line of said Parcel One; thence South 81° 54' 50" West 1155.25 feet to a point on the Westerly line of said Parcel One and the beginning of a non-tangent curve to the right to which point a radial line bears South 81° 33' 37" West; thence Northerly along said Westerly line, along said non-tangent curve to the right with a radius of 1260.00 feet, through a central angle of 5° 20' 29" for arc length of 117.46 feet to said point of beginning.

A.P.N.: 022-29-035

APN: 022-29-034 & 022-29-035

EXHIBIT J

THE IRVINE COMPANY – INVESTMENT PROPERTIES GROUP

HAZARDOUS MATERIAL SURVEY FORM

The purpose of this form is to obtain information regarding the use of hazardous substances on Investment Properties Group ("IPG") property. Prospective tenants and contractors should answer the questions in light of their proposed activities on the premises. Existing tenants and contractors should answer the questions as they relate to ongoing activities on the premises and should update any information previously submitted.

If additional space is needed to answer the questions, you may attach separate sheets of paper to this form. When completed, the form should be sent to the following address:

THE IRVINE COMPANY MANAGEMENT OFFICE

____

Your cooperation in this matter is appreciated. If you have any questions, please call your property manager at (949) 720-4400 for assistance.

1. GENERAL INFORMATION.

Name of Responding Company: Silicon Graphics International Corp.

Check all that apply: Tenant ( ) Contractor ( ) Prospective (✓) Existing ( )

Mailing Address: 46600 Landing Parkway - Fremont, CA

Contact person & Title: Mary Clifford - Facilities Director

Telephone Number: ((510) 933-8044

Current TIC Tenant(s):

Address of Lease Premises: n/a

Length of Lease or Contract Term: ________________

Prospective TIC Tenant(s):

Address of Leased Premises: 900 McCarthy Blvd. - Milpitas, CA

Address of Current Operations: ________________

Describe the proposed operations to take place on the property, including principal products manufactured or services to be conducted. Existing tenants and contractors should describe any proposed changes to ongoing operations.
Largely office and administrative operations. Will include some engineering R+D activities, as well.

2. HAZARDOUS MATERIALS. For the purposes of this Survey Form, the term "hazardous material" means any raw material, product or agent considered hazardous under any state or federal law. The term does not include wastes which are intended to be discarded.

2.1 Will any hazardous materials be used or stored on site?

Chemical Products	Yes (✓) No ( )
Biological Hazards/ Infectious Wastes	Yes ( ) No (✓)
Radioactive Materials	Yes ( ) No (✓)
Petroleum Products	Yes (✓) No ( )

2.2 List any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., bottles in storage closet on the premises).

Hazardous Materials	Location and Method of Storage	Quantity
see attached		
Future: possible diesel back-up generator.		

2.3 Is any underground storage of hazardous materials proposed or currently conducted on the premises? Yes ( ) No (✓)

If yes, describe the materials to be stored, and the size and construction of the tank. Attach copies of any permits obtained for the underground storage of such substances. n/a

3. HAZARDOUS WASTE. For the purposes of this Survey Form, the term "hazardous waste" means any waste (including biological, infectious or radioactive waste) considered hazardous under any state or federal law, and which is intended to be discarded.

3.1 List any hazardous waste generated or to be generated on the premises, and indicate the quantity generated on a monthly basis.

Hazardous Materials	Location and Method of Storage	Quantity
Spent batteries	Plastic Bucket (5 gallon)	accumulates. max 50 lbs
Flourescent Bulbs	Boxes	accumulates - max ≈ 80 lbs.

3.2 Describe the method(s) of disposal (including recycling) for each waste. Indicate where and how often disposal will take place.

Hazardous Materials	Location and Method of Storage	Disposal Method
Spent batteries		Recycled - at least annually
Flourescent Bulbs		Recycled - at least annually

3.3 Is any treatment or processing of hazardous, infectious or radioactive wastes currently conducted or proposed to be conducted on the premise? Yes ( ) No (✓)

If yes, please describe any existing or proposed treatment methods. n/a

3.4 Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.

4. SPILLS

4.1 During the past year, have any spills or releases of hazardous materials occurred on the premises? Yes ( ) No (✓)

If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills. n/a

4.2 Were any agencies notified in connection with such spills? Yes ( ) No ( ) n/a

If so, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3 Were any clean-up actions undertaken in connection with the spills? Yes ( ) No ( ) n/a

If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.
n/a

5. WASTEWATER TREATMENT/DISCHARGE

5.1 Do you discharge industrial wastewater to:

_____storm drain? _____sewer?
_____surface water? __✓__no industrial discharge

5.2 Is your industrial wastewater treated before discharge? Yes ( ) No ( ) n/a

If yes, describe the type of treatment conducted. n/a

5.3 Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises. n/a

6. AIR DISCHARGES.

6.1 Do you have any air filtration systems or stacks that discharge into the air? Yes ( ) No (✓)

6.2 Do you operate any equipment that requires air emissions permits? Yes ( ) No (✓) not currently - but could change if we pursue a back-up diesel generator.

6.3 Attach copies of any air discharge permits pertaining to these operations. n/a

7. HAZARDOUS MATERIALS DISCLOSURES.

7.1 Does your company handle an aggregate of at least 500 pounds, 55 gallons or 200 cubic feet of hazardous material at any given time? Yes ( ) No (✓)

7.2 Has your company prepared a Hazardous Materials Disclosure – Chemical Inventory and Business Emergency Plan or similar disclosure document pursuant to state or county requirements? Yes ( ) No (✓)

If so, attach a copy.

7.3 Are any of the chemicals used in your operations regulated under Proposition 65? Yes

If so, describe the procedures followed to comply with these requirements.
Post placards/signage

7.4 Is your company subject to OSHA Hazard Communication Standard Requirements? Yes (✓) No ( )

If so, describe the procedures followed to comply with these requirements. Provide training for affected employees.

8. ANIMAL TESTING.

8.1 Does your company bring or intend to bring live animals onto the premises for research or development purposes? Yes ( ) No (✓)

If so, describe the activity. n/a

8.2 Does your company bring or intend to bring animal body parts or bodily fluids onto the premises for research or development purposes? Yes ( ) No (✓)

If so, describe the activity. n/a

9. ENFORCEMENT ACTIONS, COMPLAINTS.

9.1 Has your company ever been subject to any agency enforcement actions, administrative orders, lawsuits, or consent orders/decrees regarding environmental compliance or health and safety? Yes ( ) No (✓)

If so, describe the actions and any continuing obligations imposed as a result of these actions. n/a

9.2 Has your company ever received any request for information, notice of violation or demand letter, complaint, or inquiry regarding environmental compliance or health and safety? Yes ( ) No (✓)

9.3 Has an environmental audit ever been conducted which concerned operations or activities on premises occupied by you? Yes ( ) No (✓)

9.4 If you answered "yes" to any questions in this section, describe the environmental action or complaint and any continuing compliance obligation imposed as a result of the same. n/a

By: [signature]

Name: Julie Kreger King

Title: Corp. EHS Manager

Date: 6/7/2013

SGI CHEMICAL INVENTORY

SGI uses very small quantity of hazardous materials. In addition to what you see below this includes small amounts of paints, adhesives and cleaning materials. The volume of materials are in quantities similar to what would be purchased at the hardware store (cans of spray paint, small containers of adhesives) with maximum quantities being 1 gallon containers (WD-40, Denatured Alchol, paint thinner and paints in ICE area). Materials are kept in their original containers and where appropriate are stored in Flammable Cabinets. SGI's total quantity of hazardous chemicals does not exceed 20 gallons.

Location Name	Product name	Manufacturer name	Additional Info
130 Software Lab (off Fitness Center)	951 Low Residue Soldering Flux	Kester	
130 Software Lab (off Fitness Center)	Envi-Ro-Tech 1676	Techspray	
136 Power Lab	Liquid Solder Flux	GC Electronics	
136 Power Lab	Heavy Duty Flux Remover	MG Chemicals	
136 Power Lab	Flux Remover PC Board	MG Chemicals	
Hardware Lab (Large Lab)	IPA	Techspray	
ICE Dept - White Cab	Soldering Paste	Burnley Battery and Manufacturing Corp	
ICE Dept - White Cab	Ultra Flux Silver Braxing	Wolverine Joining Tech	
ICE Dept. - Flam Cab	MAP Gas (propane alternative)	Worthington	4 - 14 oz containers
ICE Dept. - Flam Cab	Propane	Benzomatic	2 - 14 oz containers
ICE Dept. - Flam Cab	Denatured Alcohol	Klean Strip	1 gallon container
ICE Dept. - Flam Cab	Cutting Oil	Dottie	
ICE Dept. - Fence	Compressed Gas - Argon/CO2		welding purposes

EXHIBIT X

WORK LETTER
(Tenant Build-out with Landlord’s Contribution)

I.           TENANT IMPROVEMENTS

The tenant improvement work ("Tenant Improvements" or the “Tenant Improvement Work”) shall consist of the work required to complete certain improvements to the Premises pursuant to approved "Working Drawings and Specifications" (as defined below), and shall include the necessary demolition of existing improvements within the Premises.  Tenant shall employ a licensed architect reasonably acceptable to Landlord (the "Architect") for preparation of the “Preliminary Plan” and “Working Drawings and Specifications” (as hereinafter defined), and shall cause the Architect to inspect the Premises to become acquainted with all existing conditions. Studio O+A is hereby pre-approved by the Landlord as Tenant’s Architect. Tenant shall contract with the “TI Contractor” (as defined below) to construct the Tenant Improvements.  The Tenant Improvements Work shall include installing one (1) loading dock more particularly described on Schedule 2 attached to this Work Letter.  The Tenant Improvement Work shall be undertaken and prosecuted in accordance with the following requirements:

A.           Prior to the date of this Lease, Landlord and Tenant have approved those certain space plans dated 5.24.2013 prepared by the Architect, copies of which space plans are attached as Schedule 3 to this Work Letter (collectively, the “Approved Preliminary Plan”), provided that Landlord reserves the right to reasonably approve 3-D renderings of the Approved Preliminary Plan. Subsequent to the date of this Lease, Tenant shall submit the following to Landlord:  (i) working drawings and specifications prepared by the Architect based on the Approved Preliminary Plan (the "Working Drawings and Specifications"), and (iii) any change proposed by Tenant to the approved Working Drawings and Specifications ("Change").  Within 5 business days following its submission to Landlord, Landlord shall approve (by signing a copy thereof) or shall disapprove any Change, and within 10 business days following its submission to Landlord, Landlord shall approve or shall disapprove the Working Drawings and Specifications.  If Landlord disapproves the Working Drawings and Specifications or Change, Landlord shall specify in writing and in detail the reasons for disapproval and Tenant shall cause the Architect to modify the Working Drawings and Specifications or Change to incorporate Landlord's suggested revisions in a mutually satisfactory manner, but in no event shall Landlord’s disapproval be unreasonable.  Tenant agrees and acknowledges that Landlord has not checked the Approved Preliminary Plan, and will not check the Working Drawings and Specifications and/or any Change, for building code compliance (or other federal, state or local law, ordinance or regulations compliance), and that Tenant and its Architect shall be solely responsible for such matters.  Subsequent to Tenant's submittal of Working Drawings and Specifications to Landlord for approval and application for building permit (but prior to issuance of a building permit), Tenant may elect to commence construction of the Tenant Improvements to the extent permitted by law.

B.           To the extent applicable, the Tenant Improvements shall endeavor to incorporate Landlord’s building standard materials and specifications described on Schedule 1 attached to this Work Letter or superior materials and specifications reasonably acceptable to Landlord (collectively, the “Building Standard Improvements”), including, without limitation, for the exterior doors leading to the outdoor seating. All non-Building Standard Improvements shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, provided, however that  Landlord shall in no event be required to approve any Non-Standard Improvement if Landlord determines that such Improvements (i) is of a lesser quality than the corresponding Building Standard Improvement, (ii) fails to conform to applicable governmental requirements, (iii) requires building services beyond the level Landlord has agreed to provide Tenant under this Lease, or (iv) would have an adverse aesthetic impact from the exterior of the Premises.

C.           Tenant shall contract with Devcon Construction Co. (the “TI Contractor”) and shall enter into a written construction contract (the “TI Contract”) with the TI Contractor for construction of the Tenant Improvements.  If requested by Landlord, Tenant shall deliver copy of the TI Contract to Landlord, provided that such TI Contract, and the provisions thereof shall be treated as confidential with disclosure of the terms of such TI Contract restricted to only those Landlord employees who have a need to know the information and who shall treat such information as strictly confidential.  Tenant shall cause the Tenant Improvements to be constructed in a good and workmanlike manner in accordance with the approved Working Drawings and Specifications.

D.           [INTENTIONALLY DELETED]

E.           Upon receipt, Tenant shall deliver to Landlord a copy of the application for permit and issued permit for the work.

F.           The TI Contractor and each of its subcontractors shall comply with Landlord's requirements as generally imposed on third party contractors, including without limitation all insurance coverage requirements and the obligation to furnish appropriate certificates of insurance to Landlord, prior to commencement of construction or the Tenant Improvement Work.

G.           A construction schedule shall be provided to Landlord prior to commencement of the construction of the Tenant Improvement Work, and periodic updates shall be supplied during the progress of the work.

H.           Tenant shall give Landlord 5 business days prior written notice of the commencement of construction of the Tenant Improvement Work so that Landlord may cause an appropriate notice of non-responsibility to be posted.

I.            The Tenant Improvement Work shall be subject to inspection at all times by Landlord and its construction manager, and Landlord and/or its construction manager shall be permitted to attend weekly job meetings with the TI Contractor.

J.            Upon completion of the Tenant Improvement Work, Tenant shall cause to be provided to Landlord (i) as-built drawings of the Tenant Improvements work signed by the Architect, (ii) CAD disks of the improved space compatible with Landlord’s 2010 or 2013 CAD system, (iii) a final punch list signed by Tenant, (iv) final and unconditional lien waivers from the TI Contractor and all subcontractors, (v) a duly recorded notice of completion of the improvement work, and (vi) a certificate of occupancy or equivalent document for the Premises (collectively, the "Close-Out Package").

K.           The Tenant Improvements work shall be prosecuted at all times in accordance with all state, federal and local laws, regulations and ordinances, including without limitation all OSHA and other safety laws, the Americans with Disabilities Act ("ADA") and all applicable governmental permit and code requirements.

L.           All of the provisions of this Lease (including, without limitation, the provisions of Sections 7.4, 10.1 and 10.3), except for the covenants to pay rent, shall apply to and shall be binding on Tenant with respect to the construction of the Tenant Improvements.

M.         Tenant hereby designates Mary Clifford, Telephone (510)-933-8044 Email Address: maryclif@sgi.com, as its representative, agent and attorney-in-fact for the purpose of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant. Landlord may send any such notices, submittals or requests to such construction representation at the email address set forth above. Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord.

N.         All of the Tenant Improvements shall become the property of Landlord and shall be surrendered with the Premises at the expiration or sooner termination of this Lease, except that Landlord shall have the right, by notice to Tenant given at the time of Landlord's approval of the Working Drawings and Specifications and any Change, to require Tenant either to remove all or any of the Tenant Improvements approved in the Working Drawings and Specifications or by way of such Change, to repair any damage to the Premises or the Common Areas arising from such removal, and to replace any Non-Standard Improvements so approved with the applicable Building Standard Improvement, or to reimburse Landlord for the reasonable cost of such removal, repair and replacement upon demand.  Any such removals, repairs and replacements by Tenant shall be completed by the Expiration Date or sooner termination of this Lease. Landlord and Tenant agree, however, that no removal or replacement shall be required for any of the Tenant Improvements shown in the Approved Preliminary Plan.  In the event of any inconsistency between the terms of the Lease (including, without limitation, Section 15.3 of the Lease) and the terms and conditions of this Work Letter in connection with the foregoing removal and restoration requirements of Tenant, the terms and conditions of this Work Letter shall prevail.

II.          COST OF TENANT IMPROVEMENT WORK

A.         Landlord shall pay up to the amount of $5,865,720.00 (the “Landlord’s Contribution”), based on $60.00 per rentable square foot of the Premises, towards the “Completion Cost” of the Tenant Improvements (as hereinafter defined), with any excess cost of the Tenant Improvements to be borne solely by Tenant.  If the actual cost of completion of the Tenant Improvements is less than the maximum amount provided for the Landlord’s Contribution, such savings shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment.  Notwithstanding anything contrary, Tenant may utilize any unused portion of the Landlord’s Contribution not funded towards the Completion Cost towards Tenant’s costs of moving, cabling, signage, electrical, furniture, architectural fees, third party management fees, the Tenant’s Security Systems, and related moving expenses for Tenant’s move to the Premises, and Landlord shall reimburse Tenant for such costs within 30 days following invoicing by Tenant.

B.           The “Completion Cost” shall mean the costs of completing the Tenant Improvements in accordance with the approved Working Drawings and Specifications, including but not limited to the following:  (i) payments made to the TI Contractor, architects, engineers, subcontractors and other third party consultants in the performance of the work, (ii) permit fees and other sums paid to governmental agencies, and (iii) costs of all materials incorporated into the work or used in connection with the work.  The Completion Cost shall also include an administrative/overhead fee to be paid to Landlord or to Landlord’s management agent in the amount of 3% of the Landlord’s Contribution, and Landlord’s reasonable “peer review” fees (not to exceed $1,500.00) for its Project Architect’s review of the Working Drawings and Specifications,  and Landlord’s “peer review” fees (not to exceed $1,500.00) for its design consultant’s review of Tenant’s mechanical, plumbing, fire life safety systems plans, which fees shall be paid from the Landlord’s Contribution.

C.           Landlord shall fund the Landlord Contribution (less deductions for the above-described administrative/overhead fee and the “peer review” charges of Landlord’s architect) in installments (not more frequently than monthly) as and when costs are incurred and a payment request therefor is submitted by Tenant, which payment request shall include a copy of all supporting invoices, conditional lien waivers (in the form prescribed by the California Civil Code), and pertinent back-up (all of which can be in the form of an email (i.e. PDF copies)).  Landlord shall fund the payment request within 30 days following receipt of the application and supporting materials; provided that a 10% retention shall be held on payments to Tenant until Landlord receives the complete Close-Out Package.  The remaining balance of the Landlord Contribution towards the Completion Cost shall be funded within 30 days following Landlord’s receipt of the completed Close-Out Package.

III.           DISPUTE RESOLUTION

A.     All claims or disputes between Landlord and Tenant arising out of, or relating to, this Work Letter shall be decided by the JAMS/ENDISPUTE (“JAMS”), or its successor, with such arbitration to be held in Santa Clara County, California, unless the parties mutually agree otherwise.  Within 10 business days following submission to JAMS, JAMS shall designate three arbitrators and each party may, within 5 business days thereafter, veto one of the three persons so designated.  If two different designated arbitrators have been vetoed, the third arbitrator shall hear and decide the matter. If less than 2 arbitrators are timely vetoed, JAMS shall select a single arbitrator from the non-vetoed arbitrators originally designated by JAMS, who shall hear and decide the matter.  Any arbitration pursuant to this section shall be decided within 30 days of submission to JAMS.  The decision of the arbitrator shall be final and binding on the parties.  In no event shall the arbitrator be empowered or authorized to award consequential or punitive damages (including any award for lost profit or opportunity costs or loss or interruption of business or income).  All costs associated with the arbitration shall be awarded to the prevailing party as determined by the arbitrator.

B.     Notice of the demand for arbitration by either party to the Work Letter shall be filed in writing with the other party to the Work Letter and with JAMS and shall be made within a reasonable time after the dispute has arisen.  The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.  Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to this Work Letter shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Work Letter unless (1) such person or entity is substantially involved in a common question of fact or law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, or (3) the interest or responsibility of such person or entity in the matter is not insubstantial.

C.     The agreement herein among the parties to arbitrate shall be specifically enforceable under prevailing law.   The agreement to arbitrate hereunder shall apply only to disputes arising out of, or relating to, this Work Letter, and shall not apply to other matters of dispute under the Lease except as may be  expressly provided in the Lease.

Schedule 1

MC CARTHY CENTER

MILPITAS, CALIFORNIA

OUTLINE SPECIFICATIONS

THE IRVINE COMPANY

11/14/03

MC CARTHY CENTER
MILPITAS, CALIFORNIA

TENANT IMPROVEMENT OUTLINE SPECIFICATIONS

(NOTE: All Tenant Improvements to be based on Landlord's approved plans and to be provided by the tenant during the Tenant Improvement phase.)

TENANT STANDARD GENERAL OFFICE:

CARPET
Direct glue, from one of the following options:

Designweave - Z6354 Tempest Esq:
a) 553 Steel Wool
b) 773 Melba Toast
c) 575 Silver Smoke
d) 535 Dolphin
e) 454 Denim

Designweave – Z6356 Techno:
a) 336 Lido
b) 252 Topaz
c) 518 Night Sky
d) 997 Silver Plum
e) 496 Galactic

VINYL COMPOSITION TILE (VCT)
12x12 VCT Armstrong Standard Excelon, from the following options:
a) 51803 Pearl White
b) 51899 Cool White
c) 51908 Pewter
d) 51899 Cool White

PAINT / WALLS
5/8" gypsum drywall on 2-1/2" x 25 ga. metal studs, floor to ceiling construction, no walls shall penetrate the grid unless required by code. All walls shall be straight, and parallel to building perimeter walls. All offices and rooms shall be constructed of a standard size and tangent to a building shell or core wall. Paint finish, one standard color to be Benjamin Moore AC-40, Glacier White, flat finish.

BASE
2-1/2" Burke rubber base color: Pearl 137P, straight at cut pile carpet, coved at resilient flooring and loop carpet.

RUBBER TRANSITION STRIP
Transition strip between carpet and resilient flooring to be Burke #150, color: to match adjacent V.C.T.

PLASTIC LAMINATE
Plastic laminate color at millwork to be Nevamar "Smoky White", Textured #S-7-27T.

CEILING
2x4 Armstrong 2776B Second Look ceiling tile in 9/16" T-bar grid. Continuous grid throughout.

PERIMETER WALLS
Furring, 25 ga. metal studs with 5/8" gypsum drywall, with batt insulation.

LIGHTING
2X4 fluorescent, 3-lamp energy saving ballast, 18-cell parabolic lens fixture.

DOORS
1-3/4" solid core, 3'-0" x 8'-10", plain sliced maple, Western Integrated clear anodized aluminum frames, Schlage "D" series "Sparta" latchset hardware, dull chrome finish.

OFFICE SIDELITES
All interior offices to have sidelite glazing adjacent to office entry door. 2' wide x door height, Western Integrated clear anodized aluminum frame integral to door frame with clear tempered glass.

The designs illustrated in this exhibit are subject to modification from time to time as determined to be necessary or appropriate by the developer.

11/14/03
Page 8
THE IRVINE COMPANY
J:\1999\9802T10\OUTLINE SPECS 11.14.03.DOC

MC CARTHY CENTER
MILPITAS, CALIFORNIA

TENANT IMPROVEMENT OUTLINE SPECIFICATIONS
(CONTINUED)

TENANT STANDARD GENERAL OFFICE (CONTINUED):

WINDOW COVERINGS
Vertical blinds: Mariak Industries PVC blinds at building perimeter windows, Model M-3000, Color: Light Grey.

STANDARD TENANT MECHANICAL:

HVAC
Thermostats shall be provided with set points as required by Title 24.
Perforated face ceiling diffusers and return air grilles in 2x4 ceiling grid.
VAV boxes with connection to main supply air duct and low pressure distribution ductwork to ceiling diffusers.

Package unit and zonal control by Energy Management System.

Pneumatic thermostats with blank white cover shall be provided for each zone. Thermostats shall be located adjacent to light switch at 48" above finished floor.

Exterior corner spaces with more than one exposure shall be provided with a separate zone.

Conference Room (or Training Room) 20'x13' or larger shall be provided with a seperate zone.

Exterior zone shall be limited to a single exposure and a maximum of 750 to 1000 square feet.

Interior zone shall be limited to a maximum of 2000 square feet.

FIRE PROTECTION
Pendant satin chrome plated, recessed heads, adjustable canopies, minimum K factor to be 5.62, located at center of scored ceiling tile.
Ceiling drops.

STANDARD TENANT ELECTRICAL:

ELECTRICAL SYSTEM
277/480 volt, three phase, four wire metered distribution section added to main service.
Electrical tenant distribution capacity suitable for 22 watts per s.f. to accommodate HVAC, lighting, data processing, computer loads and convenience outlets.
Tenant Electrical Room, located within the lease space, to include 270/480 volt and 120/208 volt panels, transformer, lighting control panel, as required.
Building HVAC system is connected to the tenant distribution system.

LIGHTING
Open Office Areas: A/B switch per Title 24, paired in double gang box, Leviton "Decora" white plastic coverplate, 42" AFF to switch centerline with ceiling-mounted motion sensors. Private Offices: A/B switched, wall-mounted motion sensors. 2x4 fluorescent light fixtures, 3-lamp energy saving ballast, 18-cell parabolic lens fixture based upon one (1) fixture per 80 square feet.

Exit signs: Internally illuminated, brushed stainless steel face.

The designs illustrated in this exhibit are subject to modification from time to time as determined to be necessary or appropriate by the developer.

11/14/03
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Page 9
THE IRVINE COMPANY

MC CARTHY CENTER
MILPITAS, CALIFORNIA

TENANT IMPROVEMENT OUTLINE SPECIFICATIONS
(CONTINUED)

STANDARD TENANT ELECTRICAL (CONTINUED):

OUTLETS

Power: 15-amp 125-volt specification grade duplex receptacle mounted vertically, 18" AFF to centerline, white plastic coverplate. Feeds to systems furniture by Tenant to be via walls, furred columns or ceiling J-box. Power poles and furniture by Tenant. Ratio of one (1) feed per eight (8) workstations. Assumes four (4) circuits, eight (8) wire configuration of systems furniture.

Telephone/Data: Single gang box with mud ring and pull string, mounted vertically, 18" AFF to centerline, Cover plate by telephone and/or cabling company. Teflon cable by tenant.

One (1) empty 2" conduit to be routed from Tenant's Server Room, 4x8 backboard to building main telephone backboard.

END OF TENANT IMPROVEMENT OUTLINE SPECIFICATIONS

The designs illustrated in this exhibit are subject to modification from time to time as determined to be necessary or appropriate by the developer.

11/14/03 Page 10 THE IRVINE COMPANY
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Schedule 2

Tenant’s loading dock to be located on eastern side of 940 Building adjacent to existing trash enclosure. Loading dock paving, concrete, and associated work to be located in single location. All parking/loading activities to and from loading dock will be 90 degree to existing drive aisle. Any existing utilities to be relocated as necessary. Any landscaping shall be replaced with like kind. Any tree to be replaced with 72” Box Ash trees. The southern side of the loading dock must be contained with a hedge of similar size to adjacent trash enclosure. Barrier material to be same size and species of trash container barrier. Tenant storage container (ARK), or similar storage enclosure, shall only be located in loading dock on hardscape. Sidewalk pathway shall be extended around loading dock to be continuous around 940 N. McCarthy Blvd., and shall maintain ADA accessibility.

Schedule 3

EXHIBIT Z

McCarthy Center - Reimaging

MONUMENT SIGNAGE - REIMAGING : 900 N McCarthy Blvd., Milpitas, CA

Irvine Company Office Properties
San Jose, CA

WO: 37582
PN: 10350
EST: X03075-A

Date Issued: May 02, 2013

WEIDNER ARCHITECTURAL SIGNAGE
CALIFORNIA

Davies Associates

Package Contents

i	INDEX	Table of Contents/Color Index
1.00	1-A2	Sign 1-A2 Refurbishing Single Tenant Panel
2.00	2-D1	Sign 2-D1 Single Sided Non-Illuminated Monument
SL1.0	LOC1	Signage Location Plan

Fonts

Futura Bold

ABCDEFGHIJKLMNOPQRSTUVWXYZ
abcdefghijklmnopqrstuvwxyz
12345678

Futura Heavy

ABCDEFGHIJKLMNOPQRSTUVWXYZ
abcdefghijklmnopqrstuvwxyz
12345678

Colors & Finishes

P1
FRAZEE
8686
"Northwest Trail"

P2
FRAZEE
8671W
"Burbury Beige"

P3
MATTHEWS PAINT
"BLACK" Satin Gloss

P4
PMS 300C

P5
PMS 362M

WEIDNER ARCHITECTURAL SIGNAGE
CALIFORNIA

Davies Associates

INDEX

Package Index Sheet

i

EXHIBIT Z
(continued)